                                                                    EXHIBIT 10.2


                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                       BANKAMERICA BUSINESS CREDIT, INC.
                                   AS LENDER

                                      AND

                             CLIMATE MASTER, INC.,
                   INTERNATIONAL ENVIRONMENTAL CORPORATION,
                          EL DORADO CHEMICAL COMPANY,
                                      AND
                         SLURRY EXPLOSIVE CORPORATION,
                      JOINTLY AND SEVERALLY AS BORROWERS


                           DATED:  NOVEMBER 21, 1997

                               TABLE OF CONTENTS
                               -----------------

SECTION
     Table of Contents.................................................... -i-
     Preamble.............................................................   1

     1.   DEFINITIONS.....................................................   2
     1.1  As used herein:.................................................   2
          Account.........................................................   2
          Account Debtor..................................................   2
          Affiliate.......................................................   2
          Acquisition.....................................................   2
          Availability....................................................   2
          Availability Reductions.........................................   3
          Bank............................................................   3
          Bond Debt.......................................................   3
          Bond Indenture..................................................   3
          Business Day....................................................   3
          Capital Expenditures............................................   4
          Capital Lease...................................................   4
          CCI.............................................................   4
          CCI Adjusted Tangible Assets....................................   4
          CCI Adjusted Tangible Net Worth.................................   4
          CCI Borrower Subsidiaries.......................................   4
          CCI Consolidated Borrowing Group................................   4
          CCI Consolidated Group..........................................   4
          CCI Guarantor Subsidiaries......................................   4
          CCI Guaranty....................................................   4
          Closing Date....................................................   5
          Code............................................................   5
          Collateral......................................................   5
          Debt............................................................   5
          Distribution....................................................   5
          Dollars.........................................................   5
          EDC.............................................................   5
          Eligible Accounts...............................................   5
          Eligible Inventory..............................................   8
          Environmental Compliance Reserve................................   8
          Environmental Laws..............................................   9
          Equipment.......................................................   9
          ERISA...........................................................   9
          Eurocurrency Liabilities........................................   9

          Eurodollar Business Day.........................................   9
          Eurodollar Base Rate............................................   9
          Eurodollar Interest Payment Date................................   9
          Eurodollar Interest Rate Determination Date.....................   9
          Eurodollar Margin...............................................  10
          Eurodollar Rate.................................................  10
          Eurodollar Rate Loan............................................  10
          Eurodollar Rate Reserve Percentage..............................  10
          Event...........................................................  10
          Event of Default................................................  10
          Financial Statements............................................  10
          Fiscal Quarter..................................................  10
          Fiscal Year.....................................................  10
          GAAP............................................................  10
          Gross Availability Reductions...................................  11
          Gross LSB Accounts Availability.................................  11
          Guaranty........................................................  11
          Intercompany Accounts...........................................  11
          Interest Period.................................................  11
          Inventory.......................................................  11
          IRS.............................................................  11
          Latest Forecasts................................................  11
          Letter of Credit................................................  11
          Letter of Credit Agreement......................................  11
          Letter of Credit Fee............................................  12
          Lien............................................................  12
          Loan Documents..................................................  12
          LSB.............................................................  12
          LSB Adjusted Tangible Assets....................................  12
          LSB Adjusted Tangible Net Worth.................................  12
          LSB Borrower Subsidiaries.......................................  12
          LSB Borrowing Group.............................................  12
          LSB Consolidated Borrowing Group................................  12
          LSB Consolidated Group..........................................  13
          LSB Guarantor Subsidiaries......................................  13
          LSB-Related Loan Agreements.....................................  13
          Maximum Borrowing Commitment....................................  13
          Maximum Inventory Advance Amount................................  13
          Maximum Revolving Credit Line...................................  13
          Multi-employer Plan.............................................  13
          Obligations.....................................................  13
          Offering Memorandum.............................................  14
          Original Loan Agreements........................................  14
          Participating Lender............................................  14
          Patent and Trademark Assignments................................  14
          Payment Account.................................................  14

          PBGC............................................................  14
          Pension Plan....................................................  14
          Permitted Debt..................................................  14
          Permitted Liens.................................................  15
          Person..........................................................  15
          Plan............................................................  15
          Proceeds........................................................  16
          Property........................................................  16
          Proprietary Rights..............................................  16
          Public Authority................................................  16
          Real Property...................................................  16
          Receivables.....................................................  16
          Reference Rate..................................................  17
          Reference Rate Loan.............................................  17
          Reference Rate Margin...........................................  17
          Related Company.................................................  17
          Reportable Event................................................  17
          Restricted Investment...........................................  17
          Reversions......................................................  18
          Revolving Loans.................................................  18
          SBL Debt........................................................  18
          Security Interest...............................................  18
          Subordinated Debt...............................................  18
          Subsidiary" or "Subsidiaries....................................  18
          Swap Transaction Fee............................................  18
          Swap Transaction Reserves.......................................  18
          Swap Transactions...............................................  18
          Termination Date................................................  18
          Termination Event...............................................  18
          UCC.............................................................  19
1.2  Accounting Terms.....................................................  19
1.3       Other Terms.....................................................  19
1.4       Exhibits........................................................  19

2.   LOANS AND LETTERS OF CREDIT..........................................  19
     2.1  Revolving Loans.................................................  19
     2.2  Availability Determination......................................  20
     2.3  Letters of Credit...............................................  20
     2.4  Swap Transactions...............................................  20

3.   INTEREST AND OTHER CHARGES...........................................  21
     3.1  Interest........................................................  21
     3.2  Eurodollar Borrowings: Conversion or Continuation...............  22
     3.3  Special Provisions Governing Eurodollar Rate Loans..............  23
     3.4  Maximum Interest Rate...........................................  27
     3.5  Capital Adequacy................................................  28

     3.6  Unused Line Fee.................................................   28

4.   PAYMENTS AND PREPAYMENTS.............................................   29
     4.1  Revolving Loans.................................................   29
     4.2  Place and Form of Payments: Extension of Time...................   29
     4.3  Apportionment, Application and Reversal of Payments.............   29
     4.4  INDEMNITY FOR RETURNED PAYMENTS.................................   29

5.   LENDER'S BOOKS AND RECORDS:  MONTHLY STATEMENTS......................   30

6.   COLLATERAL...........................................................   30
     6.1  Grant of Security Interest......................................   30
     6.2  Perfection and Protection of Security Interest..................   31
     6.3  Location of Collateral..........................................   31
     6.4  Title to, Liens on, and Sale and Use of Collateral..............   32
     6.5  Appraisals......................................................   32
     6.6  Access and Examination..........................................   32
     6.7  Insurance.......................................................   32
     6.8  Collateral Reporting............................................   33
     6.9  Accounts........................................................   34
     6.10 Collection of Accounts..........................................   35
     6.11 Inventory.......................................................   35
     6.12 Documents and Instruments.......................................   36
     6.13 Right to Cure...................................................   36
     6.14 Power of Attorney...............................................   36
     6.15 Lender's Rights, Duties, and Liabilities........................   36
     6.16 Release of Collateral and Borrower..............................   37

7.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES....................   37
     7.1  Books and Records...............................................   37
     7.2  Financial Information...........................................   37
     7.3  Notices to Lender...............................................   39

8.   GENERAL WARRANTIES AND REPRESENTATIONS...............................   40
     8.1  Authorization, Validity, and Enforceability of this Agreement
          and the Loan Documents..........................................   40
     8.2  Validity and Priority of Security Interest......................   41
     8.3  Organization and Qualification..................................   41
     8.4  Corporate Name; Prior Transactions..............................   41
     8.5  Subsidiaries and Affiliates.....................................   41
     8.6  Financial Statements and Projections............................   41
     8.7  Capitalization..................................................   42
     8.8  Solvency........................................................   42
     8.9  Title to Property...............................................   42
     8.10 Real Property; Leases...........................................   42
     8.11 Proprietary Rights..............................................   42

     8.12  Trade Names and Terms of Sale..................................   43
     8.13  Litigation.....................................................   43
     8.14  Labor Disputes.................................................   43
     8.15  Environmental Laws.............................................   43
     8.16  No Violation of Law............................................   44
     8.17  No Default.....................................................   44
     8.18  Plans..........................................................   44
     8.19  Taxes..........................................................   45
     8.20  Use of Proceeds................................................   45
     8.21  Private Offerings..............................................   45
     8.22  Broker's Fees..................................................   46
     8.23  No Material Adverse Change.....................................   46
     8.24  Debt...........................................................   46

9.   AFFIRMATIVE AND NEGATIVE COVENANTS...................................   46
     9.1   Taxes and Other Obligations.....................................  46
     9.2   Corporate Existence and Good Standing...........................  46
     9.3   Maintenance of Property and Insurance...........................  46
     9.4   Environmental Laws..............................................  47
     9.5   Mergers, Consolidations, Acquisitions, or Sales.................  47
     9.6   Guaranties......................................................  47
     9.7   Debt............................................................  47
     9.8   Prepayment......................................................  47
     9.9   Transactions with Affiliates....................................  47
     9.10  Plans and Compensation.........................................   48
     9.11  Business Conducted.............................................   48
     9.12  Liens..........................................................   48
     9.13  New Subsidiaries...............................................   48
     9.14  Distributions and Restricted Investments.......................   48
     9.15  Capital Expenditures...........................................   49
     9.16  CCI Adjusted Tangible Net Worth................................   49
     9.17  Debt Ratio.....................................................   49
     9.18  Further Assurances.............................................   50

10.  CLOSING; CONDITIONS TO CLOSING.......................................   50
     10.1  Representations and Warranties; Covenants; Events..............   50
     10.2  Delivery of Documents..........................................   50
     10.3  Required Approvals.............................................   50
     10.4  No Material Adverse Change.....................................   50
     10.5  Proceedings....................................................   50
     10.6  Legal Opinions.................................................   51
     10.7  September 30, 1997 Quarterly Financial Statements..............   51
     10.8  CCI Bond Offering..............................................   51
     10.9  Conditions Precedent to Each Loan..............................   51

11.  DEFAULT; REMEDIES....................................................   51

     11.1  Events of Default..............................................  51
     11.2  Remedies.......................................................  53

12.  TERM AND TERMINATION.................................................  55

13.  MISCELLANEOUS........................................................  55
     13.1  Cumulative Remedies; No Prior Recourse to Collateral...........  55
     13.2  No Implied Waivers.............................................  55
     13.3  Severability...................................................  56
     13.4  Governing Law..................................................  56
     13.5  Consent to Jurisdiction and Venue; Service of Process..........  56
     13.6  Survival of Representations and Warranties.....................  56
     13.7  Indemnification................................................  56
     13.8  Other Security and Guaranties..................................  57
     13.9  Fees and Expenses..............................................  57
     13.10  Notices.......................................................  58
     13.11  Waiver of Notices.............................................  59
     13.12  Binding Effect; Assignment; Disclosure........................  59
     13.13  Modification..................................................  60
     13.14  Counterparts..................................................  60
     13.15  Captions......................................................  60
     13.16  Right of Set-Off..............................................  60
     13.17  Participating Lender's Security Interests.....................  60
     13.18  WAIVER OF JURY TRIAL..........................................  60
     13.19  AMENDMENT AND RESTATEMENT.....................................  61
     13.20  CROSS-COLLATERALIZATION AND CROSS-GUARANTIES..................  61

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
               ------------------------------------------------


     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is dated November 21, 1997, and is entered into by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 55 North Lake Avenue, Suite 900, Pasadena, California 91101 (the "Lender"), and CLIMATE MASTER, INC., a Delaware corporation, ("Climate Master"), INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation ("IEC"), EL DORADO CHEMICAL COMPANY, an Oklahoma Corporation ("EDC"), and SLURRY EXPLOSIVE CORPORATION, an Oklahoma Corporation ("Slurry"), each with offices at 16 South Pennsylvania, P. O. Box 754, Oklahoma City, Oklahoma 73107 (jointly and severally referred to as the "Borrower").

                              W I T N E S S E T H

     WHEREAS, Lender and each Borrower have entered into certain Loan and Security Agreements dated December 12, 1994, each as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of August 17, 1995, (ii) that certain Second Amendment to Loan and Security Agreement dated as of December 1, 1995, (iii) that certain Third Amendment to Loan and Security Agreement dated as of April 1, 1996, (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of July 1, 1996, (v) that certain Fifth Amendment to Loan and Security Agreement dated as of November 18, 1996, (vi) that certain Sixth Amendment to Loan and Security Agreement dated as of February 13, 1997, (vii) that certain Seventh Amendment to Loan and Security Agreement dated as of April 11, 1997, (viii) that certain Eighth Amendment to Loan and Security Agreement dated as of May 19, 1997, (ix) that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 1997, (x) that certain Tenth Amendment to Loan and Security Agreement dated as of September 10, 1997, and
(xi) that certain Eleventh Amendment to Loan and Security Agreement dated as of October 23, 1997 (as so amended, collectively referred to as the "Original Loan Agreements");

     WHEREAS, of even date herewith, Lender has entered into three (3) related amended and restated loan transactions (i) with LSB Industries, Inc., a Delaware corporation ("LSB") which controls, either directly or indirectly, one hundred percent (100%) of the stock of each Borrower, (ii) L&S Bearing Co., an Oklahoma corporation ("L&S"), a subsidiary of LSB, and (iii) Summit Machine Tool Manufacturing Corp., an Oklahoma corporation ("Summit"), a subsidiary of LSB (LSB, along with L&S and Summit, are referred to as the "LSB Borrower Subsidiaries"); and

     WHEREAS, of even date herewith, ClimaChem, Inc. ("CCI"), an Oklahoma corporation and a direct or indirect wholly-owned Subsidiary of LSB, has become, directly or indirectly, the owner and holder of 100% of the stock of Climate Master, IEC and EDC; and EDC is the owner and holder of 100% of the stock of Slurry; and

     WHEREAS, CCI has issued a bond offering for its 10-year bonds and has issued Notes in the aggregate amount of not more than $125,000,000 pursuant to an Indenture dated as of November 26, 1997 (the "Bond Indenture"); and

     WHEREAS, the Bond Indenture contains certain restrictions with respect to debt for borrowed money, including, but not limited to, the Obligations under this Agreement; and

     WHEREAS, Borrower, the LSB Borrower Subsidiaries, and Lender have agreed to amend the Original Loan Agreements and all of the other existing loan agreements between Lender, Borrower, and the LSB Borrower Subsidiaries so that (i) CCI, Climate Master, IEC, EDC and Slurry and the other Subsidiaries will not be liable, directly or indirectly, for the liabilities of the LSB Borrowing Group (as defined herein), and (ii) a default under any LSB-Related Loan Agreement other than this Agreement will not result in an Event of Default under this Agreement;

     WHEREAS, the aggregate amount of all revolving loans and letters of credit to be made by Lender to the Borrower and the LSB Borrowing Group will not exceed Sixty-Five Million and No/100 Dollars ($65,000,000) in the aggregate at any time outstanding;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, each Borrower and the Lender hereby agree as follows:

     1.   DEFINITIONS.
          -----------

          1.1  As used herein:

          "Account" means the Borrower's right to payment for a sale or lease
           -------
     and delivery of goods or rendition of services.

          "Account Debtor" means each Person obligated to the Borrower on an
           --------------
     Account.

          "Affiliate" means:  a Person who, directly or indirectly, controls,
           ---------
     is controlled by or is under common control with LSB and including the LSB Consolidated Group. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Applicable Interest Rate" has the meaning given to such term in
           ------------------------
     Section 3.1(a).
     --------------

          "Acquisition" means the investment in or purchase of a corporation,
           -----------
     association, business, entity, partnership or limited liability company by Borrower by means of the purchase of stock, assets, memberships, partnership interests or otherwise.

          "Availability" means at any time the lesser of:
           ------------

          A.   The Maximum Revolving Credit Line, or
                                                  --

          B.   The sum of:

               (1) eighty-five percent (85%) of the value of Eligible Accounts ("Accounts Availability"), plus

               (2)   the lesser of (a) the Maximum Inventory Advance Amount or
                     (b) sixty percent (60%) of the value of Eligible Inventory; less

               (3)   the Availability Reductions.

          "Availability Reductions" means the sum of the following amounts:
           -----------------------

               (i) the unpaid balance of outstanding Revolving Loans at such time;

               (ii) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit at such time which the Lender has, or has caused to be, issued or obtained for any Borrower's account;

               (iii) reserves for accrued interest on the Revolving Loans which is past due;

               (iv) the Environmental Compliance Reserve (Note: There is no Environmental Compliance Reserve as of the Closing Date);

               (v)   the Swap Transaction Reserves; and

               (vi) all other reasonable reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to any Borrower's account, including, without limitation, any amounts which the Lender could reasonably be obligated to pay within a six-month period for the account of such Borrower.

          "Bank" means Bank of America National Trust and Savings Association.
           ----

          "Bond Debt" means Debt owed by any member of the CCI Consolidated
           ---------
     Group on Senior Notes due 2007 (the "Notes") in the principal amount not to exceed $125,000,000 issued pursuant to the Bond Indenture.

          "Bond Indenture" means that certain Indenture dated as of November
           --------------
     26, 1997 by and among CCI and other members of the CCI Consolidated Group and Bank One, NA relating to the Bond Debt.

          "Borrower" means individually each of the CCI Borrower Subsidiaries
           --------
     and, collectively, all of the CCI Borrower Subsidiaries.

          "Business Day" means any day that is not a Saturday, Sunday, or day
           ------------
     on which banks in Los Angeles, California are required or permitted to close.

          "Capital Expenditures" means all costs incurred, whether payable in
           --------------------
     the Fiscal Year incurred or thereafter, (including financing costs required to be capitalized under GAAP) for purchases made during a Fiscal Year for any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "Capital Lease" means any lease of Property that, in accordance with
           -------------
     GAAP, should be reflected as a liability on a Person's balance sheet.

          "CCI" means ClimaChem, Inc., an Oklahoma corporation, and a wholly-
           ---
     owned Subsidiary of LSB.

          "CCI Adjusted Tangible Assets" means all of the assets of the CCI
           ----------------------------
     Consolidated Group, on a consolidated basis, except: (a) goodwill; (b) unamortized debt discount and expense; (c) assets constituting Intercompany Accounts (other than loans made or dividends paid to LSB); (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date; and (e) any intangibles, as determined in accordance with GAAP.

          "CCI Adjusted Tangible Net Worth" means, at any date: (a) the book
           -------------------------------
     value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the CCI Adjusted Tangible Assets would be shown on a consolidated balance sheet of the CCI Consolidated Group at such date prepared in accordance with GAAP less (b) the amount at which the CCI Consolidated
                          ----
     Group's liabilities, including all deferred tax liabilities, would be shown on such balance sheet prepared in accordance with GAAP.

          "CCI Borrower Subsidiaries" means Climate Master, Inc., International
           -------------------------
     Environmental Corporation, El Dorado Chemical Company, and Slurry Explosive Corporation.

          "CCI Consolidated Borrowing Group" means the CCI Borrower
           --------------------------------
     Subsidiaries and the CCI Guarantor Subsidiaries.

          "CCI Consolidated Group" means CCI and all of its Subsidiaries,
           ----------------------
     including the CCI Borrower Subsidiaries and the CCI Guarantor Subsidiaries.

          "CCI Guarantor Subsidiaries" means Climate Mate, Inc., LSB Chemical
           --------------------------
     Corp., Universal Tech Corporation, The Environmental Group, Inc.,CHP Corporation, Koax Corp. and APR Corporation.

          "CCI Guaranty" means the Continuing Guaranty executed by CCI in favor
           ------------
     of Lender dated as of the Closing Date, as modified or renewed from time to time.

          "Climate Master" means Climate Master, Inc., an Oklahoma corporation
           --------------
     and a CCI Borrower Subsidiary.

          "Closing Date" means the date of this Agreement, being the date first
           ------------
     above written.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" has the meaning given to such term in Section 6.1.
           ----------                                        -----------

          "Debt" means all liabilities, obligations and indebtedness of any
           ----
     Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, as would be shown on the balance sheet of such Borrower prepared in accordance with GAAP.

          "Distribution" means, in respect of any corporation: (a) the payment
           ------------
     or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock; and (b) the redemption or other acquisition of any capital stock of such corporation

          "Dollars" and "$" means lawful money of the United States of America.
           -------       -

          "EDC" means El Dorado Chemical Company, an Oklahoma corporation and a
           ---
     CCI Borrower Subsidiary.

          "Eligible Accounts" means all Accounts of any Borrower which are not
           -----------------
     ineligible. Accounts shall be ineligible as the basis for Revolving Loans based on the following criteria. Eligible Accounts shall not include any
     Account:

               (i) where such Account is "Past Due". For the purposes of this provision, "Past Due" means: (a) where the Account has terms of payment of less than ninety-one (91) days from the invoice date, the payment thereof is more than 90 days past due; and (b) where the Account has terms of payment of ninety-one to three hundred sixty (91 to 360) days from the invoice date, the payment thereof is more than 30 days past due; notwithstanding the foregoing all advances to Borrower and the LSB Borrowing Group with respect to "eligible accounts" under the LSB-Related Loan Agreements that have terms of payment of more than one hundred eighty (180) days (the "180-Day Accounts") shall not exceed in the aggregate at any time the lesser of
          (i) $1,500,000 or (ii) five percent (5%) of the Gross LSB Accounts
                         --
          Availability (without taking into account the 180-Day Accounts);

               (ii) where, with respect to such Account, any of the representations, warranties, covenants and agreements contained in Sections 6.9 and 8.2 of this Agreement are not or have ceased to be
          ------------     ---
          complete and correct or have been breached;

               (iii) where such Account represents a progress billing or as to which the Borrower has extended the time for payment after issuance of the invoice relating to such Account. For the purpose hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is expressly conditioned upon Borrower's completion of any further performance under the contract or agreement, provided, however, that performance required under a warranty claim or provision shall not make such Account a "progress billing";

               (iv) where Borrower has become aware that any one or more of the following events has occurred with respect to an Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; or the cessation of the business of the Account Debtor as a going concern;

               (v) where an Account is not a valid, legally enforceable obligation of the Account Debtor thereunder or is subject to offset, counterclaim or other defenses on the part of such Account Debtor denying liability thereunder in whole or in part (provided, however, that claims under or relating to any warranty issues or claims by an Account Debtor as a result of any Borrower purchasing products or supplies or having received services from such Account Debtor shall not render an Account ineligible;

               (vi) where the Borrower does not have good and marketable title to such Account, free and clear of all Liens, other than Liens arising under this Agreement and the documents delivered in connection herewith;

               (vii) which is owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or territory thereof or Canada; or (ii) is not organized under the laws of the United States or any state or territory thereof or Canada; or (iii) is the government of any foreign country or any state, province, municipality or other political subdivision thereof (all of the foregoing being referred to as "Foreign Accounts"); except that, to the extent that such Foreign Accounts are secured or payable by letters of credit or bank guarantees reasonably acceptable to Lender, such Foreign Accounts shall be considered Eligible Accounts. Notwithstanding the foregoing, Lender has agreed that Foreign Accounts, if they otherwise meet all eligibility requirements, will be Eligible Accounts even though such Foreign Accounts are not secured or payable by letters of credit or bank guaranties reasonably acceptable to Lender up to an amount not to exceed at any one time more than five percent (5%) of the Gross LSB Accounts Availability (without taking into account such Foreign Accounts);

               (viii) which is owed by an Account Debtor which is an Affiliate;

               (ix) which is owed by the government of the United States of America, or any department, agency, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, or any other steps necessary to perfect the Lender's Security Interest therein, have been complied with to the Lender's reasonable satisfaction with respect to such Account;

               (x) which is owed by any state or municipality, or any department, agency, or other instrumentality thereof, and as to which the Lender's Security Interest therein is not or cannot be perfected;

               (xi) which arises out of a sale to an Account Debtor on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis;

               (xii) which is evidenced by a promissory note or other instrument (unless such note or instrument is part of chattel paper in which Lender has a first priority perfected Security Interest) or by chattel paper (unless Lender has a first priority perfected Security Interest therein);

               (xiii) where the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor (except where the Account Debtor has agreed in writing to accept billings for such goods, with a copy of such writing being provided to Lender, then such Account shall be an Eligible Account if it otherwise qualifies) or the services giving rise to such Account have not been performed by the Borrower and accepted by the Account Debtor; or

               (xiv) if Lender believes in its reasonable credit judgment that the prospect of collection of such Account is impaired; or

               (xv) which Account is owing from an Account Debtor in which fifty percent (50%) or more of the Accounts owing from whom are Past Due as set forth in subsection (i) of this definition of Eligible Accounts; or

               (xvi) as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC; or

               (xvii) with respect to which the Account Debtor is located in any state requiring the filing of a Business Activities Report or similar document in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless Borrower has qualified to do business in such state, or has filed a Notice of Business Activities Report or equivalent report with the applicable state office for the then current year.

          "Eligible Inventory" means Inventory of any Borrower valued at the
           ------------------
     lower of cost or market on a "first in-first out" ("FIFO") basis that constitutes (i) raw materials including raw materials stored or held by the Borrower in the work-in-progress area and Inventory classified as components ("Component Inventory") (provided, however, that only 50% of the Component Inventory of EDC and Slurry may be Eligible Inventory), and (ii) first quality finished goods and that (a) is not obsolete or unmerchantable, (b) upon which Lender has a first priority perfected Security Interest, and (c) Lender otherwise deems eligible as the basis for Revolving Loans based on such other credit and collateral considerations as the Lender may from time to time establish in its reasonable discretion. Without intending to limit the Lender's discretion to establish other reasonable criteria of eligibility, no work-in-progress, service or spare
                                         --
     parts, packaging, used parts, shipping materials, supplies, containers, defective Inventory, Inventory consisting of machines being rebuilt, Inventory acquired in trade in connection with the sale of other Inventory, slow-moving Inventory, Inventory in transit (except for Inventory in transit owned by Borrower, covered by insurance, and in which Lender has a Security Interest), or Inventory delivered to Borrower on consignment shall constitute Eligible Inventory. In addition, with respect to EDC and Slurry only, no Olin acid Inventory or Inventory consisting of Ireco exchange
     ----  --
     items shall be Eligible Inventory. Eligible Inventory shall not include Inventory stored at locations other than those locations either owned by the Borrower or locations for which a landlord's waiver acceptable to Lender or a consignment agreement (with appropriate UCC filings) has been signed by the owner of such location and delivered to Lender. In addition, the amount of all finished goods reserves (excluding reserves for "last-in-first-out" valuation) shown on the books of Borrower shall be deducted from the value of the Eligible Inventory as used in computing Availability, except to the extent that any such reserve has already been taken into account in connection with any of the above criteria.

          "Environmental Compliance Reserve" means all reserves which the
           --------------------------------
     Lender from time to time establishes for amounts that are liabilities required to be paid by the Borrower within 180 days in order to correct any violation by the Borrower or the Borrower's operations or Property of Environmental Laws.

          "Environmental Laws" means all federal, state and local laws, rules,
           ------------------
     regulations, ordinances, and consent decrees relating to hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended: the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. (S) 466 et seq., as amended; the Clean Air Act, 42 U.S.C. (S) 7401 et seq., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          "Equipment" means all of each Borrower's now owned and hereafter
           ---------
     acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Business Day" means any Business Day in which commercial
           -----------------------
     banks are open for international business (including dealings in dollar deposits) in London, England and Los Angeles, California.

          "Eurodollar Base Rate" means, for any Interest Period, an interest
           --------------------
     rate determined by the Lender to be the rate per annum at which deposits in Dollars are offered to Bank in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period for delivery on the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loans requested for such Interest Period and for a period equal to such Interest Period.

          "Eurodollar Interest Payment Date" means the first day of each month
           --------------------------------
     during any Interest Period and the last day of such Interest Period.

          "Eurodollar Interest Rate Determination Date" means each date of
           -------------------------------------------
     calculating the Eurodollar Rate for purposes of determining the interest rate with respect to an Interest Period. The Eurodollar Interest Rate Determination Date for any Eurodollar Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such Eurodollar Rate Loan.

          "Eurodollar Margin" has the meaning specified in Section 3.1(a)(ii).
           -----------------                               ------------------

          "Eurodollar Rate" means, for any Interest Period, a per annum
           ---------------
     interest rate (rounded upward to the next 1/1000th of 1.0%) equal to the quotient of (a) the Eurodollar Base Rate for such Interest Period, divided
                                                                        -------
     by (b) one hundred percent (100%) minus the Eurodollar Rate Reserve
     --                                -----
     Percentage for such Interest Period.

          "Eurodollar Rate Loan" means a Revolving Loan during any period in
           --------------------
     which it bears interest at the rate provided in Section 3.1(a)(ii), as such
                                                     ------------------
     amount may be adjusted pursuant to Section 3.1(b).
                                        --------------

          "Eurodollar Rate Reserve Percentage" for any Interest Period means
           ----------------------------------
     the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event" means any event or condition which, with notice, the passage
           -----
     of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

          "Event of Default" has the meaning given to such term in Section
           ----------------                                        -------
     11.1.

          "Financial Statements" means, according to the context in which it is
           --------------------
     used, the financial statements attached hereto as Exhibit G-1, and the
                                                       -----------
     Latest Forecasts attached hereto as Exhibit G-2, and any other financial
                                         -----------
     statements required to be given by, CCI, any Borrower or LSB to the Lender under this Agreement.

          "Fiscal Quarter" means any three-month period ending March 31, June
           --------------
     30, September 30 or December 31.

          "Fiscal Year" means LSB's fiscal year for financial accounting
           -----------
     purposes.  The current Fiscal Year of LSB will end on December 31, 1997.

          "GAAP" means at any particular time generally accepted accounting
           ----
     principles as in effect at such time.

          "Gross Availability Reductions" means the sum of all "Availability
           -----------------------------
     Reductions" under the LSB-Related Loan Agreements.

          "Gross LSB Accounts Availability" means the sum of the amounts
           -------------------------------
     calculated as "Accounts Availability" as such term is defined in and as calculated under all of the LSB-Related Loan Agreements.

          "Guaranty" by any Person means all obligations of such Person which
           --------
     in any manner directly or indirectly guarantee the payment or performance of any indebtedness or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against the loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, (a) to purchase the guaranteed obligations or any Property constituting security therefor or
     (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
     arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

          "Interest Period" means, with respect to each Eurodollar Rate Loan,
           ---------------
     the 90-day interest period applicable to such Eurodollar Rate Loan as determined pursuant to Section 3.3(b).
                            --------------

          "Inventory" means all of each Borrower's now owned and hereafter
           ---------
     acquired inventory, wherever located, to be held for sale or lease, all raw materials, work-in-process, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, and all documents of title or other documents representing them.

          "IEC" means International Environmental Corporation, an Oklahoma
           ---
     corporation and a CCI Borrower Subsidiary.

          "IRS" means the Internal Revenue Service or any successor agency.
           ---

          "Latest Forecasts" means, (a) on the Closing Date and thereafter
           ----------------
     until the Lender receives new forecasts pursuant to Section 8.6, the
                                                         -----------
     forecasts of the Borrower's monthly financial condition, results of operations, and cash flows through the year ending December 31, 1997 attached hereto as Exhibit G-2; and (b) thereafter, the forecasts most
                        -----------
     recently received by the Lender pursuant to Section 7.2.
                                                 -----------

          "Letter of Credit" has the meaning specified in Section 2.3.
           ----------------                               -----------

          "Letter of Credit Agreement" has the meaning specified in Section
           --------------------------                               -------
     2.3.

          "Letter of Credit Fee" means the commissions charged under the Letter
           --------------------
     of Credit Agreement on the outstanding amount of each Letter of Credit.

          "Lien" means: any interest in Property securing an obligation owed
           ----
     to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale, or a lease, consignment or bailment for security purposes.

          "Loan Documents" means all documents executed by CCI and/or any of
           --------------
     the CCI Borrower Subsidiaries or the CCI Guarantor Subsidiaries, including this Agreement, the

     Letter of Credit Agreement, the Patent and Trademark Assignments, the CCI Guaranty, the Guaranties executed by the CCI Guarantor Subsidiaries, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing the Obligations under this Agreement, the Collateral, or the Security Interest, as the same may hereafter be amended, modified, restated and/or extended.

          "LSB" means LSB Industries, Inc., a Delaware corporation.
           ---

          "LSB Adjusted Tangible Assets" means all of the assets of the LSB
           ----------------------------
     Consolidated Group, on a consolidated basis, except: (a) goodwill; (b) unamortized debt discount and expense; (c) assets constituting Intercompany Accounts; (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date; and
     (e) any intangibles, as determined in accordance with GAAP.

          "LSB Adjusted Tangible Net Worth" means, at any date: (a) the book
           -------------------------------
     value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the LSB Adjusted Tangible Assets would be shown on a consolidated balance sheet of the LSB Consolidated Group at such date prepared in accordance with GAAP less (b) (i) the amount at which the LSB Consolidated
                          ----
     Group's liabilities would be shown on such balance sheet prepared in accordance with GAAP, and (ii) LSB's redeemable preferred stock which is valued at $146,000 as of the Closing Date.

          "LSB Borrower Subsidiaries" means LSB, L&S Bearing Co. and Summit
           -------------------------
     Machine Tool Manufacturing Corp.

          "LSB Borrowing Group" means the LSB Borrower Subsidiaries and the LSB
           -------------------
     Guarantor Subsidiaries.

          "LSB Consolidated Borrowing Group" means the LSB Borrowing Group and
           --------------------------------
     the CCI Consolidated Borrowing Group.

          "LSB Consolidated Group" means LSB and all of its Subsidiaries,
           ----------------------
     including, but not limited to, the LSB Consolidated Borrowing Group.

          "LSB Guarantor Subsidiaries" means International Bearings, Inc., LSB
           --------------------------
     Extrusion Co., Rotex Corporation, Tribonetics Corporation, Morey Machinery Manufacturing Corporation, and L&S Automotive Products Co.

          "LSB-Related Loan Agreements" means all of the following loan
           ---------------------------
     agreements: (i) this Agreement; (ii) the Amended and Restated Loan and Security Agreement dated of even date herewith between Lender and LSB;
     (iii) the Amended and Restated Loan and Security Agreement dated of even date herewith between Lender and L&S Bearing Co.; and (iv) the Amended and Restated Loan and Security Agreement dated of even date herewith between Lender and Summit Machine Tool Manufacturing Corp.

          "Maximum Borrowing Commitment" means Sixty-Five Million Dollars
           ----------------------------
     ($65,000,000).

          "Maximum Inventory Advance Amount" means, $32,500,000 less all then
           --------------------------------
     outstanding revolving loans, advances, and outstanding letters of credit based on the "Eligible Inventory" (as defined in each of the LSB-Related Loan Agreements) of the LSB Consolidated Borrowing Group under the LSB-Related Loan Agreements.

          "Maximum Revolving Credit Line" means Sixty-Five Million Dollars
           -----------------------------
     ($65,000,000) less the Gross Availability Reductions.

          "Multi-employer Plan" means a Plan which is described in Section
           -------------------
     3(37) of ERISA.

          "Obligations" means all present and future loans, advances,
           -----------
     liabilities, obligations, covenants, duties, and Debts owing by any Borrower to Lender arising under this Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification (including any indemnity to Bank by Lender in connection with the Swap Transactions or otherwise for the benefit of the Borrower), whether direct or indirect (including, without limitation, those acquired by assignment from others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower or either of them, hereunder or under another Loan Document, or under any other agreement or instrument with Lender relating to the SWAP Transactions. "Obligations" includes, without limitation, (a) all debts,
                     -----------
     liabilities, and obligations now or hereafter owing from any Borrower, to Lender under or in connection with the Letters of Credit and the Letter of Credit Agreement, and (b) all debts, liabilities, and obligations now or hereafter owing from any Borrower to the Lender arising from or related to the Swap Transactions.

          "Offering Memorandum" means that certain Offering Memorandum dated
           -------------------
     November 21, 1997, as amended or supplemented, issued by CCI describing CCI and the CCI Consolidated Group, the Bond Debt, and the Bond Indenture.

          "Original Loan Agreements" has the meaning set forth in the recital
           ------------------------
     clauses of this Agreement.

          "Participating Lender" means any Person who shall have been granted
           --------------------
     the right by the Lender to participate in the Revolving Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

          "Patent and Trademark Assignments" means the Patent Security
           --------------------------------
     Agreement and the Trademark and Trade Names Security Agreement dated as of December 12, 1994, executed and delivered by the Borrower to the Lender to evidence and perfect the Lender's Security Interest in the Borrower's present and future patents, trademarks, trade names and related licenses and rights, each as amended and modified from time to time.

          "Payment Account" means each blocked bank account, established
           ---------------
     pursuant to Section 6.10, to which Proceeds of Accounts and other
                 ------------
     Collateral are deposited or credited, and which is maintained in the name of the Borrower on terms acceptable to the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
     succeeding to the functions thereof.

          "Pension Plan" means any employee benefit plan, including a
           ------------
     Multiemployer Plan, which is subject to Title IV of ERISA, where either (a) the Plan is maintained by the Borrower or any Related Company; or (b) Borrower or any Related Company contributes or is required to contribute to it; or (c) Borrower or any Related Company has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to it, or to the PBGC with respect to it.

          "Permitted Debt" means:  (i) the Obligations; (ii) Debt set forth in
           --------------
     the most recent Financial Statements delivered to the Lender, or the notes thereto; (iii) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby; (iv) Debt issued or assumed by any Borrower in connection with an Acquisition permitted under Section
                                                                       -------
     9.14 hereof; (v) Debt resulting from a judgment having been rendered
     ----
     against the Borrower that is being appealed by the Borrower in good faith and in a timely manner, for which an adequate reserve has been recorded on Borrower's books, and which is not fully covered by insurance; (vi) Subordinated Debt; (vii) Debt resulting from the refinancing of any other Permitted Debt as long as (a) such Debt does not exceed the amount of the refinanced Debt, and (b) such Debt does not result in payment acceleration of the refinanced Debt; (viii) Debt resulting from trade payables and other obligations arising in the ordinary course of business; (ix) other Debt not otherwise permitted by this definition in an amount not to exceed $5,000,000 at any one time; (x) Debt of any Borrower (a) to CCI, or (b) to any of the CCI Borrower Subsidiaries, or (c) to the CCI Guarantor Subsidiaries, or (d) to an Affiliate in accordance with Section 9.9 hereof,
                                                             -----------
     or (e) to any other Subsidiary of CCI that is not a Borrower or a CCI Guarantor Subsidiary, provided however that the aggregate amount of Debt outstanding to all such other Subsidiaries under (e) shall at no time exceed $200,000 in the aggregate; (xi) the Bond Debt; and (xii) the SBL Debt. Notwithstanding the foregoing, Permitted Debt described in subsection (ix) of this definition, when combined with Permitted Debt allowed under subsection (ix) of the definition of Permitted Debt under all of the other LSB-Related Loan Agreements, shall not exceed $5,000,000 at any one time.

          "Permitted Liens" means: (a) Liens for taxes not yet payable or Liens
           ---------------
     for taxes being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements, and further provided that, with respect to the Collateral, a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting the Real Property;
     (d) Liens or deposits under workmen's compensation, unemployment insurance, social security and other similar laws, (e) Liens relating to obligations with respect to surety, appeal bonds, performance bonds, bids, tenders and other obligations of a like nature, (f) Liens existing as of the Closing Date and granted after the date hereof in connection with Borrower's Equipment, Real Property or other fixed assets, provided that such Liens attach only to such Property and the proceeds thereof, and so long as the indebtedness secured thereby does not exceed 100% of the fair market value of such Property at the time of acquisition; (g) Liens on goods consigned to the Borrower or not owned by a Borrower so long as such Lien attaches only to such goods and so long as Lender has been given notice of such Lien, (h) mechanic, materialmen and other like Liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and adequately reserved against, (i) statutory Liens in favor of landlords, (j) Liens against any life insurance policy or the cash surrender value thereof which relate to borrowings incurred to finance the premiums made under such policy; (k) Liens not to exceed $1,000,000 at any one time in amounts secured, which are junior in priority to the Security Interest and which arise or are placed inadvertently against Borrower's assets and are removed within ten (10) days from receipt of notice by the Borrower of such Lien; and (l) Liens reflected on Exhibit
                                                                        -------
     A hereto.
     -

          "Person" means any individual, sole proprietorship, partnership,
           ------
     joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

          "Plan" means, individually and collectively, all Pension Plans, all
           ----
     additional employee benefit plans as defined in Section 3(3) of ERISA, and all other plans, programs, agreements, arrangements, and methods of contribution or compensation providing any material remuneration or benefits, other than the cash payment of wages or salary, to any current or former employee(s) of the Borrower.

          "Proceeds" means all products and proceeds of any Collateral, and all
           --------
     proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means all of each Borrower's now owned and
           ------------------
     hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Exhibit B
                                                                      ---------
     hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, goodwill, customer and other lists in whatever form maintained, and trade secret rights, copyright rights, right in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Public Authority" means the government of any country or sovereign
           ----------------
     state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

          "Real Property" means all of each Borrower's rights, title, and
           -------------
     interest in real property now owned or hereafter acquired by Borrower, including, without limitation, the real property more particularly described in Exhibit H attached hereto, including all rights and easements
                  ---------
     in connection therewith and all buildings and improvements now or hereafter constructed thereon.

          "Receivables" means all of each Borrower's now owned or hereafter
           -----------
     arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates (but excluding Accounts arising solely from the sale of Equipment, Real Property or other fixed assets), together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary except such letters of credit naming Borrower as "beneficiary" as are issued solely in connection with the sale by Borrower of Equipment, Real Property or other fixed assets; contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, Reversions and other amounts payable to the Borrower from or with respect to any Plan, rights and claims against shippers and carriers, rights to indemnification and business interruption insurance), and all forms of obligations owing to Borrower (including, without limitation, obligations owing to the Borrower by its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

          "Reference Rate" means the per annum rate of interest publicly
           --------------
     announced from time to time by the Bank at its San Francisco, California main office as its reference rate. It is a rate set by Bank based upon various factors including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans; however, Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

          "Reference Rate Loan" means a Revolving Loan during any period in
           -------------------
     which it bears interest at the rate provided in Section 3.1(a)(i).
                                                     -----------------

          "Reference Rate Margin" has the meaning specified in Section
           ---------------------                               -------
     3.1(a)(i).
     ---------

          "Related Company" means any member of any controlled group of
           ---------------
     corporations including, or under common control with, Borrower (as defined in Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA).

          "Reportable Event" means, with respect to a Pension Plan, a
           ----------------
     reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          "Restricted Investment" means any acquisition of Property by the
           ---------------------
     Borrower in exchange for cash or other Property, whether in the form of an acquisition of stock, indebtedness or other obligation, or by loan, advance, capital contribution, or otherwise, except the following: (a) Property to be used in the business of Borrower; (b) assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

          "Reversions" means any funds which may become due to the Borrower in
           ----------
     connection with the termination of any Plan.

          "Revolving Loans" has the meaning specified in Section 2.1.
           ---------------                               -----------

          "SBL Debt" means the $3 Million Dollar loan made by SBL Corporation
           --------
     to LSB and/or the other subsidiaries of LSB during the month of October, 1997.

          "Security Interest" means collectively the Liens granted by Borrower
           -----------------
     to the Lender in the Collateral pursuant to this Agreement or the other Loan Documents.

          "Slurry" means Slurry Explosive Corporation, an Oklahoma corporation
           ------
     and a CCI Borrower Subsidiary.

          "Subordinated Debt" shall mean Debt that is unsecured and is
           -----------------
     subordinated to the payment of the Obligations.

          "Subsidiary" or "Subsidiaries" means any present or future
           ----------      ------------
     corporation or corporations of which CCI owns, directly or indirectly, more than 50% of the voting stock.

          "Swap Transaction Fee" has the meaning specified in Section 2.4.
           --------------------                               -----------

          "Swap Transaction Reserves" means all reserves which the Lender from
           -------------------------
     time to time establishes for amounts that are liabilities owed by EDC to the Bank and for which Lender has agreed to indemnify the Bank. As of the Closing Date, the amount of the Swap Transaction Reserves is $1,850,000.

          "Swap Transactions" means interest rate swaps, treasury locks, and
           -----------------
     all other forward rate agreements entered into by the Bank for the account of or otherwise for the benefit of EDC.

          "Termination Date" has the meaning specified in Article 12.
           ----------------                               ----------

          "Termination Event" means:  (a) a Reportable Event (other than a
           -----------------
     Reportable Event described in Section 4043 of ERISA which is not subject to the provision for 30-day notice to the PBGC under applicable regulations); or (b) the withdrawal of the Borrower or any Related Company from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such Pension Plan; or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings by the PBGC to terminate or have a trustee appointed to administer a Pension Plan; or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of Borrower or any Related Company from a Multi-employer Plan, or (g) the withdrawal of Borrower from any state workers' compensation system.

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
     the State of Oklahoma or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of
        -------------
     perfection of security interests.

          1.2  Accounting Terms.  Any accounting term used in this Agreement
               ----------------
shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

          1.3  Other Terms.  All other undefined terms contained in this
               -----------
Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter
                        ---- -----
pronoun shall also include the other genders.

          1.4  Exhibits.  All references in this Agreement to Exhibits are,
               --------
unless otherwise specified, references to exhibits attached hereto, and all such exhibits are hereby deemed incorporated herein by this reference.

     2.   LOANS AND LETTERS OF CREDIT.
          ---------------------------

          2.1  Revolving Loans.  The Lender shall, subject to the terms and
               ---------------
conditions set forth in this Agreement, and upon any Borrower's request from time to time, make revolving loans (the "Revolving Loans") to such Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (with Availability for this purpose determined as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. Each Borrower may request Revolving Loans either orally or in writing, provided, however, that each such request with respect to Reference Rate Loans shall be made no later than 1:00 p.m. (Los Angeles, California time). Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges due from the Borrower pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by Lender and authorized to be charged to the Borrower pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

          2.2  Availability Determination.  Availability of each Borrower will
               --------------------------
be determined by the Lender in accordance with the terms of this Agreement, each day on the basis of such relevant information as the Lender deems appropriate to consider, including the collateral summary reports and such other information regarding the Accounts and the Inventory as the Lender shall obtain from such Borrower.

          2.3  Letters of Credit.  The Lender will, subject to the terms and
               -----------------
conditions of this Agreement and the "Letter of Credit Agreement" as hereinafter defined, and upon any Borrower's request from time to time, cause merchandise letters of credit (the "Merchandise L/C's") or standby letters of credit (the "Standby L/C's") to be issued for the Borrower's account (the Merchandise L/C's and the Standby L/C's being referred to collectively as the "Letters of
                                                             ----------
Credit").  The Lender will not cause to be opened any Letter of Credit if:  (a)
------
the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit under this Agreement and the other LSB-Related Loan Agreements, would exceed Eleven Million and No/100 Dollars ($11,000,000); or (b) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time. In addition, with respect to any Merchandise L/C, the requested term of such Letter of Credit may not exceed 180 days, and no Merchandise L/C may by its terms be scheduled to be outstanding on the Termination Date. Standby L/C's may have terms that extend beyond the Termination Date but, upon termination of this Agreement, all Letters of Credit must be either terminated with the consent of the beneficiary thereof, replaced with a letter of credit provided by a financial institution acceptable to Lender, collateralized by cash or cash equivalent, or otherwise satisfied in a manner acceptable to Lender. The Letters of Credit shall be governed by a Letter of Credit Financing Agreement - Supplement to Amended and Restated Loan and Security Agreement between the Lender and the Borrower ("Letter of Credit
                                                             ----------------
Agreement"), in the form attached hereto as Exhibit "O" and made a part hereof,
---------                                   ----------
in addition to the terms and conditions hereof. All payments made and expenses incurred by the

Lender pursuant to or in connection with the Letters of Credit and the Letter of Credit Agreement will be charged to the Borrower's loan account as Revolving Loans.

          2.4  Swap Transactions.  EDC may request and the Lender may, in its
               -----------------
sole and absolute discretion, arrange for EDC to obtain Swap Transactions from the Bank in amounts to be agreed to between EDC and Bank. EDC agrees to indemnify and hold the Lender harmless from any and all obligations now or hereafter owing by the Lender to the Bank arising from or related to such Swap Transactions pursuant to the indemnity referred to in clause (c) below. EDC agrees to pay the Bank all amounts owing to the Bank pursuant to the Swap Transactions. In the event EDC shall not have paid to the Bank such amounts, the Lender shall pay the Bank and such amounts when paid by the Lender shall constitute a Revolving Loan of EDC which shall be deemed to have been requested by EDC. EDC acknowledges and agrees that the obtaining of Swap Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to the obligations of EDC to the Bank in connection with the Swap Transactions. EDC agrees to pay Lender a Swap Transaction Fee equal to one percent (1%) per annum times the amount of all outstanding Swap Transactions.

     3.   INTEREST AND OTHER CHARGES
          --------------------------

          3.1  Interest.
               --------

          (a)  Interest Rates. All amounts charged as Revolving Loans shall bear
               --------------
interest on the unpaid principal amount thereof from the date made until paid in full in cash at the Applicable Interest Rate as described in Sections 3.1(a)(i)
                                                             ------------------
and (ii) but not to exceed the maximum rate permitted by applicable law. Subject
--------
to the provisions of Section 3.2, any of the Revolving Loans may be converted
                     -----------
into, or continued as, Reference Rate Loans or Eurodollar Rate Loans in the manner provided in Section 3.2. If at any time Revolving Loans are outstanding
                   ------------
with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as other wise provided herein, the amounts charged as Revolving Loans shall bear interest at the following rates (the "Applicable Interest Rate"):

          (i) For all amounts charged as Revolving Loans other than Eurodollar Rate Loans, including all Revolving Loans which are Reference Rate Loans, then at a fluctuating per annum rate equal to one and one-half percent (1.50%) per annum (the "Reference Rate Margin") plus the Reference Rate; and

          (ii) If the Revolving Loans are Eurodollar Rate Loans, then at a per annum rate equal to three and seven-eighths percent (3.875%) per annum (the "Eurodollar Margin") plus the Eurodollar Rate determined for the applicable Interest Period.

     Notwithstanding the foregoing, if, during any month, the sum of the average "Availability" (as defined in each of the LSB-Related Loan Agreements) of the LSB Consolidated

     Borrowing Group under all of the LSB-Related Loan Agreements is less than $6,300,000, then, during the following month, the Reference Rate Margin will be increased to two percent (2%) and the Eurodollar Margin will be increased to four and three-eighths percent (4.375%).

     In addition, if the LSB Adjusted Tangible Net Worth equals or exceeds $72,500,000, as reflected on LSB's most current quarterly Financial Statements, provided no Event of Default has occurred and is continuing, then for so long as the LSB Adjusted Tangible Net Worth is at least $72,500,000, the Reference Rate Margin will be reduced to one percent (1%) and the Eurodollar Margin will be reduced to three and three-eighths percent (3.375%), and the reduction will be effective as of the first day of the month following receipt by Lender of the applicable quarterly Financial Statements.

     Finally, if the LSB Adjusted Tangible Net Worth equals or exceeds $84,000,000, as reflected on LSB's most current quarterly Financial Statements, provided no Event of Default has occurred and is continuing, then for so long as the LSB Adjusted Tangible Net Worth is at least $84,000,000, the Reference Rate Margin will be reduced to one-half of one percent (.50%) and the Eurodollar Margin will be reduced to two and seven-eighths percent (2.875%), and the reduction will be effective as of the first day of the month following receipt by Lender of the applicable quarterly Financial Statements.

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Except as otherwise provided herein, (1) interest accrued on each Eurodollar Rate Loan shall be payable in arrears on each Eurodollar Interest Payment Date applicable to such Eurodollar Rate Loan, and
(2) interest accrued on the Reference Rate Loans will be payable in arrears on the first day of each month hereafter.

          (b)  Default Rate.  If any Event of Default occurs, then, while any
               ------------
such Event of Default is continuing, all Loans shall bear interest at an increased rate of interest equal to the Applicable Interest Rate thereto plus
                                                                         ----
two percent (2.0%) per annum, and the Letter of Credit Fee and the Swap Transaction Fee shall each be increased to three percent (3%) per annum.

          3.2  Eurodollar Borrowings: Conversion or Continuation.
               -------------------------------------------------

          (a)  Subject to the provisions of Section 3.3, each Borrower shall
                                            -----------
have the option: (i) to request the Lender to make a Revolving Loan as a Eurodollar Rate Loan; (ii) to convert all or any part of the outstanding Revolving Loans from Reference Rate Loans to Eurodollar Rate Loans, (iii) to convert all or any part of the outstanding Revolving Loans from Eurodollar Rate Loans to Reference Rate Loans on the expiration of the Interest Period applicable thereto; (iv) upon the expiration of any Interest Period applicable to any outstanding Eurodollar Rate Loan, to continue all or any portion of such Eurodollar Rate Loan as a Eurodollar Rate Loan; provided, however, that no
                                                --------  -------
outstanding Loans may be converted into or continued as, Eurodollar Rate Loans when any Event or Event of Default has occurred and is continuing.

          (b) Whenever the Borrower elects to borrow, convert into or continue Eurodollar Rate Loans under this Section 3.2, the Borrower shall notify the
                                 -----------
Lender in writing or telephonically no later than 11:00 a.m. (Los Angeles, California time) two (2) Business Days in advance of the requested borrowing/conversion/continuation date. The Borrower shall specify (1) the borrowing/conversion/continuation date (which shall be a Business Day), (2) the amount and type of the Revolving Loans to be borrowed/converted/continued, and
(3) the nature of the requested borrowing/ conversion/continuation. In the event that the Borrower should fail to timely notify the Lender to continue to convert any existing Eurodollar Rate Loan, such Loan shall, on the last day of the Interest Period with respect to such Revolving Loan, convert to a Reference Rate Loan.

          (c) The officer of the Borrower authorized by the Borrower to request Revolving Loans on behalf of the Borrower shall also be authorized to request a conversion/continuation on behalf of the Borrower. The Lender shall be entitled to rely on such officer's authority until the Lender is notified to the contrary in writing. The Lender shall have no duty to verify the authenticity of the signature appearing on any written notification or request and, with respect to an oral notification or request, the Lender shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such notification or request on behalf of the Borrower. The Lender shall incur no liability to the Borrower in acting upon any telephonic notice or request referred to in this Section 3.2, which the Lender believes in
                                      -----------
good faith to have been given by an officer authorized to do so on behalf of the Borrower, or for otherwise acting in good faith under this Section 3.2 and, upon
                                                           -----------
lending/conversion/continuation by the Lender in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected the borrowing/conversion/continuation of the applicable Loans hereunder.

          (d) Any written or telephonic notice of conversion to, or borrowing or continuation of, Revolving Loans made pursuant to this Section 3.2 shall be
                                                          -----------
irrevocable and the Borrower shall be bound to borrow, convert or continue in accordance therewith.

          3.3  Special Provisions Governing Eurodollar Rate Loans.
               --------------------------------------------------
Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          (a)  Amount of Eurodollar Rate Loans.  Each election of, continuation
               -------------------------------
of, or conversion to a Eurodollar Rate Loan, shall be in a minimum amount of Five Million Dollars ($5,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess of that amount.

          (b)  Determination of Interest Period.  The Interest Period for each
               --------------------------------
Eurodollar Rate Loan shall be for a three (3) month period. The determination of Interest Periods shall be subject to the following provisions:

               (i) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires.

               (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business

     Day; provided, however, that if the next succeeding Business Day occurs in
          --------  -------
     the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day.

               (iii) The Borrower may not select an Interest Period for any Eurodollar Rate Loan, which Interest Period expires later than the Termination Date.

               (iv) There shall be not more than two (2) Interest Periods in effect at any one time, and no more than two (2) Interest Periods may begin during any calendar month.

               (v) If an Interest Period starts on a date for which no numerical correspondent exists in the month in which such Interest Period ends, such Interest Period will end on the last Business Day of such month.

          (c)  Determination of Interest Rate.  As soon as practicable after
               ------------------------------
11:00 a.m. (Los Angeles, California time) on the Eurodollar Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the Interest Rate for the Eurodollar Rate Loans for which an Interest Rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower.

          (d)  Substituted Rate of Borrowing.  In the event that on any
               -----------------------------
Eurodollar Interest Rate Determination Date the Lender shall have determined (which determination shall, absent manifest error, be presumptively correct and binding upon all parties) that:

               (i) by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or affecting the position of Bank or Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

               (ii) by reason of (1) any change after the date of this Agreement in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (2) any other circumstances affecting Bank or Lender or the interbank Eurodollar market or the position of Bank or Lender in such market (such as, for example, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System to the extent not given effect in the Eurodollar Rate), the Eurodollar Rate shall not represent the effective pricing to Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, the right of the Borrower to request application of the Eurodollar Rate to some or all of the Loans shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and such Loans shall be Reference Rate Loans.

          (e)  Illegality.  In the event that on any date Lender shall have
               ----------
reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making of, conversion into, or the continuation of, Lender's Eurodollar Rate Loans has become unlawful as the result of compliance by Lender or Bank in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower of such determination. In such case and except as provided in Section 3.3(f), the
                                                      --------------
obligation of Lender to make or maintain any Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law, and the Borrower shall, no later than the earlier of the termination of the Interest Period in effect at the time any such determination pursuant to this Section 3.3(e) is made, or when
                                                 --------------
required by law, repay the Eurodollar Rate Loans, together with all interest accrued thereon.

          (f)  Options of the Borrower. In lieu of prepaying the Eurodollar Rate
               -----------------------
Loans as required by Section 3.3(e), the Borrower may exercise either of the following options:

               (i) Upon written notice to the Lender, the Borrower may release Lender from its obligations to make or maintain Loans as Eurodollar Rate Loans and in such event, the Borrower shall, at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required), convert all of the Eurodollar Rate Loans into Reference Rate Loans in the manner contemplated by Section 3.2, but without satisfying the
                                         -----------
     advance notice requirements therein; or

               (ii) The Borrower may, by giving notice (by telephone confirmed immediately by telecopy) to Lender require Lender to continue to maintain its outstanding Reference Rate Loans as Reference Rate Loans, but without satisfying the advance notice requirements set forth in such Section 3.2.
                                                                  -----------

          (g)  Compensation.  In addition to such amounts as are required to be
               ------------
paid by the Borrower pursuant to the other Sections of this Article 3, the Borrower agrees to compensate the Lender for all expenses and liabilities, including, without limitation, any loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the Lender's Eurodollar Rate Loans to the Borrower, which Lender sustains (i) if due to the fault of the Borrower a funding of any Eurodollar Rate Loans does not occur on a date specified therefor by Borrower in a telephonic or written request for borrowing or conversion/continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to Section 3.2, (ii) if any voluntary or mandatory prepayment of any
            -----------
Eurodollar Rate Loans occurs for any reason on a date which is not the last scheduled day of an Interest Period, or (iii) as a consequence of any other
                                     --
failure by the Borrower to repay Eurodollar Rate Loans when required by the terms of this Agreement.

          (h)  Quotation of Eurodollar Rate.  Anything herein to the contrary
               ----------------------------
notwithstanding, if on any Eurodollar Interest Rate Determination Date no Eurodollar Rate is available by reason of the failure of Bank to be offered quotations in accordance with the definition of "Eurodollar Base Rate," the Lender shall give the Borrower prompt notice thereof and (i) any Eurodollar Rate Loan requested to be made at the Eurodollar Rate to be determined on any Eurodollar Interest Rate Determination Date shall be made as a Reference Rate Loan, and (ii) any notice given by the Borrower to convert any Loans into or to continue any Loans as Eurodollar Rate Loans at the Eurodollar Rate to be determined on any such Eurodollar Interest Rate Determination Date shall be ineffective.

          (i)  Eurodollar Rate Taxes.  The Borrower agrees that it will pay,
               ---------------------
prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or from the Lender on or in respect of the Borrower's Loans from the Lender solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any of the foregoing and/or any payments of principal, interest or other amounts made on or in respect of the Loans from the Lender when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, cost and charges being herein collectively called "Eurodollar Rate Taxes"); provided, however, that Eurodollar Rate Taxes shall
 ---------------------    --------  -------
not include taxes imposed on or measured by the overall net income of the Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income by any foreign branch or subsidiary of the Lender by any foreign country or subdivision thereof in which that branch or subsidiary is doing business. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of the Lender, furnish to the Lender evidence, in form and substance satisfactory to the Lender, that the Borrower has met its obligation under this Section 3.3(i), an addition, the
                                           --------------
Borrower will indemnify the Lender against, and reimburse Lender on demand for, any Eurodollar Rate Taxes for which the Lender is or may be liable by reason of the making or maintenance of any Eurodollar Rate Loans hereunder, as determined by the Lender in its discretion exercised in good faith and pursuant to standards of commercial reasonableness. The Lender shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this Section 3.3(i).
                 --------------

          (j)  Booking of Eurodollar Rate Loans.  The Lender may make, carry or
               --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of any of its Affiliates.

          (k)  Increased Costs. If, due to either (i) the introduction of or any
               ---------------
change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower agrees that it shall, from time to time, upon demand by the Lender in writing to the Borrower, within sixty (60) days from the date of such increased cost, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost relating to the outstanding Eurodollar Rate Loans made to the Borrower. A certificate as to the amount of such increased cost and the method of determination thereof, submitted to the Borrower by the Lender, shall be rebuttably presumptive evidence of the correctness of such amount. Notwithstanding the above, the Lender shall promptly advise Borrower of any increased costs covered by this paragraph (k) of which Lender is aware that have been made or which are proposed to be made which may require the Borrower to be required to pay the increased cost under this paragraph (k) prior to or at the time that Borrower requests additional Eurodollar Rate Loans.

          3.4  Maximum Interest Rate.
               ---------------------

          (a)  Notwithstanding the foregoing provisions of Sections 3.1 through
                                                           --------------------
3.3 regarding the rates of interest applicable to the Loans, if at any time the
---
amount of such interest computed on the basis of the Applicable Interest Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest payable under this Agreement shall be
 ------------------
computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Reference Rate or the Eurodollar Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Interest Rate.

          (b) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between the Borrower and the Lender or default of the Borrower, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Lender, or the arising of any contingency whatsoever, shall entitle the Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess"), the Borrower acknowledges and stipulates that any
                     ------
such charge shall be the result of an accidental and bona fide error, and such
                                                     ---- ----
Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Obligations; and third, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

          (c)  The provisions of Section 3.4 shall be deemed to be incorporated
                                 -----------
into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Lender with respect to the Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 3.4 is referred
                                                         -----------
to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of the Borrower (or other obligor) asserted by the Lender thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.4.
            -----------

          (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under Section 3.4 shall be increased to the
                                           -----------
maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon demand.

          3.5  Capital Adequacy.  If as a result of any regulatory change
               ----------------
directly or indirectly affecting Lender or any of Lender's affiliated companies there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made to Borrower hereunder, or to Letters of Credit issued on behalf of Borrower pursuant to the Letter of Credit Agreement, and the result shall be to increase the cost to Lender or to any of Lender's affiliated companies of making or maintaining any Revolving Loan or Letter of Credit hereunder, or reduce any amount receivable in respect of any such Revolving Loan and which increase in cost, or reduction in amount receivable, shall be the result of Lender's or Lender's affiliated company's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event, then, within ten (10) days after receipt by Borrower of a certificate from Lender containing the information described in this Section 3.5 which shall be delivered to Borrower,
                              -----------
Borrower agrees from time to time to pay Lender such additional amounts as shall be sufficient to compensate Lender or any of Lender's affiliated companies for such increased costs or reductions in amounts which Lender determines in Lender's reasonable discretion are material. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.4. The certificate
                                                   -----------
requesting compensation under this Section 3.5 shall identify the regulatory
                                   -----------
change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in the amount receivable and the way in which such amount has been calculated.

          3.6  Unused Line Fee.  For every month during the term of this
               ---------------
Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an
                                                         ---------------
amount equal to one-half of one percent (.50%) per annum, multiplied by the
                                                          -------------
amount by which (a) the Maximum Borrowing Commitment exceeds (b) the average closing daily unpaid balance of all revolving loans and all issued but undrawn letters of credit under all of the LSB-Related Loan Agreements during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month prior to the termination of this Agreement commencing January 1, 1998 and on the termination of this Agreement, with respect to the prior month or portion thereof.

     4.   PAYMENTS AND PREPAYMENTS.
          ------------------------

          4.1  Revolving Loans.  The Borrower shall repay the outstanding
               ---------------
principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement. In addition, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (with Availability for this purpose determined as if the amount of the Revolving Loans were zero).

          4.2  Place and Form of Payments: Extension of Time.  All payments of
               ---------------------------------------------
principal, interest, and other sums due to the Lender shall be made at the Lender's address set forth in Section 13.10. Except for Proceeds received
                              -------------
directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

          4.3  Apportionment, Application and Reversal of Payments.  Except as
               ---------------------------------------------------
otherwise expressly provided hereunder, the Lender shall determine in its discretion the order and manner in which proceeds and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or proceeds; provided, however, unless so
                                                   --------  -------
directed by the Borrower, the Lender shall not apply any such payments which it receives to any Eurodollar Rate Loan, except: (a) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loan; or (b) in the event, and only to the extent, that there are not outstanding Reference Rate Loans. Following an Event of Default that is continuing, the Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations subject to the terms of this Section 4.3 and the Borrower's right to direct prepayments of
              -----------
Eurodollar Rate Loans.

          4.4  INDEMNITY FOR RETURNED PAYMENTS.  IF AFTER RECEIPT OF ANY PAYMENT
               -------------------------------
OF, OR PROCEEDS APPLIED TO THE PAYMENT OF, ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON REQUIRED TO SURRENDER SUCH PAYMENT OR PROCEEDS TO ANY PERSON, BECAUSE SUCH PAYMENT OR PROCEEDS IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT OR PROCEEDS HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER, AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT OR PROCEEDS SURRENDERED. The provisions of this
Section 4.4 shall be and remain effective notwithstanding any contrary action
-----------
which may have been taken by the Lender in
reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section 4.4 shall survive the
                                              -----------
termination of this Agreement.


     5.   LENDER'S BOOKS AND RECORDS:  MONTHLY STATEMENTS.  The Borrower agrees
          -----------------------------------------------
that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom irrespective of whether any Obligation is also evidenced by a promissory note or other instrument, and shall constitute presumptive proof thereof until such time as Borrower has reviewed the monthly statement as hereinafter provided. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated and shall constitute prima facie proof thereof (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender),
            -----------
unless the Borrower notifies the Lender in writing to the contrary within thirty
(30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

     6.   COLLATERAL.
          ----------

          6.1  Grant of Security Interest.
               --------------------------

          (a) As security for the Obligations, each Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Receivables, Inventory, Proprietary Rights, and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts containing Collateral with any financial institutions with which Borrower maintains deposits; and (iv) all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, together with all other property in which Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a
                    ----------
secured party with respect to the Collateral under the UCC and other applicable laws.

          (b) All Obligations shall constitute a single loan secured by all of the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) after the occurrence of an Event of Default that is continuing, apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) after the occurrence of an Event of Default that is continuing, settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

          6.2  Perfection and Protection of Security Interest.  Each Borrower
               ----------------------------------------------
shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest in the Collateral including, without limitation: (a) executing and recording of the Patent and Trademark Assignments and executing and filing financing or continuation statements, and amendments thereof, relating to the Collateral in form and substance satisfactory to the Lender; (b) delivering to the Lender, upon Lender's request therefor, the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued;
(d) after an Event of Default that is continuing, placing notations on the Borrower's books of account to disclose the Security Interest; (e) delivering to the Lender, upon Lender's request therefor, all letters of credit on which the Borrower is a named beneficiary; (f) after an Event of Default that is continuing, transferring Inventory to warehouses designated by the Lender; and
(g) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. The Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request following an Event of Default that is continuing, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance reasonably satisfactory to the Lender, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, or other financial accommodation). Upon termination of this Agreement and payment of all Obligations, the Lender shall release all Security Interests held by the Lender.

          6.3  Location of Collateral.  Each Borrower represents and warrants to
               ----------------------
the Lender that: (a) Exhibit D hereto is a correct and complete List of the
                     ---------
Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Exhibit H correctly identifies any of such facilities and
                  ---------
locations that are not owned by the Borrower and sets forth the names of the owners and lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on such facilities and locations. Except for Inventory that is consigned by a Borrower to a customer or warehouse, the Borrower agrees that it will not maintain any Collateral at any location other than those listed on Exhibit D, and it will not
---------
otherwise change or add to any of such locations, unless it gives the Lender at least thirty (30) days prior written notice and executes such financing statements and other documents that the Lender requests in connection therewith.

          6.4   Title to, Liens on, and Sale and Use of Collateral.  Each
                --------------------------------------------------
Borrower represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except the Permitted Liens; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell, or dispose of or permit the sale or disposition of any Collateral, except for (i) sales of Inventory in the ordinary course of business, and (ii) as otherwise provided or allowed by this Agreement or any of the other Loan Documents. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

          6.5   Appraisals. Following the occurrence of an Event of Default that
                ----------
is continuing, each Borrower shall, at the request of the Lender, provide the Lender, at the Borrower's expense, with appraisals or updates thereof of any or all of the Collateral from an appraiser satisfactory to the Lender.

          6.6   Access and Examination.  The Lender may at all reasonable times
                ----------------------
have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. After the occurrence of an Event of Default that is continuing, the Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest. Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

          6.7   Insurance.  The Borrower shall insure the Collateral and its
                ---------
Equipment against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Borrower shall also maintain flood insurance, in the event of a designation of the area in which any Real Property is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. The Borrower shall cause the Lender to be named in each such policy as secured party of the Inventory that constitutes part of the Collateral and loss payee or additional insured, in a manner acceptable to the Lender, as to the Collateral. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the use of such premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested, photocopies of the policies shall be delivered to the Lender. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account. After becoming aware of any loss, damage or destruction to Collateral, the Borrower shall promptly notify the Lender of any such loss, damage, or destruction that exceeds $200,000, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly following the occurrence of an Event of Default that is continuing. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, if an Event of Default has occurred and is continuing, the Lender may apply such proceeds to the reduction of the Obligations, in such order as Lender determines, or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. If no Event of Default has occurred and is continuing, Lender hereby authorizes Borrower to collect all such insurance proceeds and to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          6.8   Collateral Reporting.  The Borrower will provide the Lender with
                --------------------
the following documents at the following times in form satisfactory to the
Lender: (a) on a daily basis, a schedule of Accounts created since the last such schedule, a schedule of remittance advices, credit memos and reports and a schedule of collections of Accounts since the last such schedule; (b) no later than fifteen (15) days after the last day of each month, monthly summary and detailed agings of Accounts aged by due date and by invoice date; (c) no later than twenty (20) days after the last day of each month, monthly reconciliations of Accounts balances per the aging to the general ledger accounts receivable balance and to the financial statements provided to Lender under Section 7.2(c);
                                                                 --------------
(d) no later than twenty (20) days after the last day of each month, monthly Inventory reports by category and by location; (e) no later than twenty (20) days after the last day of each month, monthly reconciliations of the detailed Inventory reports to the general ledger and to the financial statements provided to Lender under Section 7.2(c); (f) upon request, copies of invoices, credit
                --------------
memos, shipping and delivery documents, purchase orders; (g) such other reports as to the Collateral as the Lender shall request from time to time; and (h) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

          6.9   Accounts.  (a) Each Borrower hereby represents and warrants to
                --------
the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower,
                  ---- ----
or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim (other than claims relating to warranty issues); (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted to any Account, except as reported to or otherwise agreed to by the Lender in accordance with this Agreement; (iv) each copy of an invoice requested by and delivered to the Lender by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrower described in each invoice will have been performed, except where the Account Debtor has previously agreed in writing to accept billings for such goods.


          (b) The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any Account which alters its eligibility status, or, with respect to ineligible Accounts, which are inconsistent with prudent business practice and industry standards. If the Borrower becomes aware of any matter adversely affecting any Account in an amount in excess of $100,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Lender.

          (c) The Borrower shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Eligible Account without the Lender's written consent. If the Lender consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will upon Lender's request, promptly deliver such instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower will remain liable thereon until such instrument is paid in full.

          (d) The Borrower shall notify the Lender promptly of all disputes and claims with an Account Debtor relating to an Eligible Account that exceeds $100,000 and when no Event of Default exists hereunder, may settle or adjust them at no expense to the Lender, but no discount, credit or allowance in excess of $100,000 shall be granted to any Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business. The Borrower shall send the Lender a copy of each credit memorandum in excess of $100,000 as soon as issued. The Lender may, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

          6.10  Collection of Accounts. (a) Until the occurrence of an Event of
                ----------------------
Default that is continuing, the Borrower shall collect all Accounts, shall receive all payments relating to Accounts, and shall promptly deposit all such collections into a Payment Account established for the account of the Borrower at a bank acceptable to the Borrower and the Lender. All collections relating to Accounts received in any such Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. After the occurrence of an Event of Default that is continuing, the Lender may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account. After the occurrence of an Event of Default that is continuing, the Borrower, at Lender's request, shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

          (a) If sales of Inventory are made for cash, the Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower receives.

          (b) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) after allowing one (1) Business Day for collection.

          (c) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account one (1) Business Day after the Lender's receipt thereof.

          6.11  Inventory.  Each Borrower represents and warrants to the
                ---------
Lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep the Inventory in good and marketable condition, at its own expense. The Borrower agrees that all Inventory produced by the Borrower in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, except as otherwise agreed to between the Lender and the Borrower, and will, upon request of the Lender, supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower or cost, on a first-in, first-out basis, or market value). The Borrower will not, without the Lender's written consent, sell any Inventory on a bill and hold basis (except as provided in subsection
(xiii) of the definition of Eligible Accounts set forth in this Agreement), guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

          6.12  Documents and Instruments. Each Borrower represents and warrants
                -------------------------
to the Lender that: (a) all Documents and Instruments describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine and (b) all goods evidenced by such Documents and Instruments were, at the time of their sale, owned by the Borrower free and clear of all Liens other than Permitted Liens.

          6.13  Right to Cure. The Lender may in its sole discretion pay any
                -------------
amount or do any act required of the Borrower hereunder in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, processing charge, any landlord's claim, and any other Lien upon the Collateral. All payments that the Lender makes under this Section
                                                                        -------
6.13 and all out-of-pocket costs and expenses that the Lender pays or incurs in
----
connection with any action, taken by it hereunder shall be charged to the Borrower's loan account; provided that Lender will make a good faith effort to notify the Borrower and provide the Borrower with a written, itemized invoice covering such charge. Any payment made or other action taken by the Lender under this Section 6.13 shall be without prejudice to any right Lender may have to assert an Event of Default hereunder and to proceed accordingly.

          6.14  Power of Attorney. Each Borrower appoints the Lender and the
                -----------------
Lender's designees as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and on verifications of Accounts to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          6.15  Lender's Rights, Duties, and Liabilities. Each Borrower assumes
                ----------------------------------------
all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default by any warehouseman, carrier, forwarding agency or, other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. After the occurrence of an Event of Default that has not been cured or otherwise waived by Lender, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash or credit, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations.

          6.16  Release of Collateral and Borrower.  Upon payment in full of
                ----------------------------------
all Obligations, Lender shall immediately release its Security Interest in and to all of the Collateral.

     7.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
          -------------------------------------------------

          7.1   Books and Records.  Each Borrower shall maintain, at all times,
                -----------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

          7.2   Financial Information.  Each Borrower shall promptly furnish to
                ---------------------
the Lender all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower, CCI, or LSB will furnish to the Lender, in such detail as the Lender shall request, the following:

          (a)   As soon as available, but in any event not later than ninety
(90) days after the close of each Fiscal Year, audited consolidated and unaudited consolidating balance sheet, statement of income and expense, retained earnings, and statement of cash flows and stockholders' equity for the LSB Consolidated Group for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the LSB Consolidated Group as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. The audited statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon unqualified as to scope of, independent certified public accountants selected by LSB and reasonably satisfactory to the Lender.

          (b)   As soon as available, but in any event not later than forty-five
(45) days after the close of each Fiscal Quarter other than the fourth quarter of a Fiscal Year, unaudited consolidated and consolidating balance sheets of the CCI Consolidated Group as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and consolidated statements of cash flows for the CCI Consolidated Group for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with a report of Capital Expenditures for such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the CCI Consolidated Group as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a). Such statements shall be
                                --------------
certified to be correct by the chief financial officer or an executive officer of CCI, subject to normal year-end adjustments.

          (c)   As soon as available, but in any event not later than thirty
(30) days after the end of each month, unaudited consolidated balance sheets of CCI and the CCI Consolidated Group as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for CCI and the CCI Consolidated Group for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail (although not as detailed as the reports required under Sections 7.2(a) and
                                                        ---------------
7.2(b), fairly presenting the financial position and results of operation of CCI
------
and the CCI Consolidated Group as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a). Such statements shall be certified to be correct by the chief financial officer, treasurer or chief accounting officer of CCI, subject to normal year end adjustments.

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants
   --------------
that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 7.2(a) and 7.2(b), a
                                           ---------------     ------
certificate of the chief financial officer, treasurer or chief accounting officer of CCI and LSB (i) setting forth in reasonable detail the calculations required to establish that CCI and the CCI Consolidated Group were in compliance with the covenants set forth in Sections 9.16 and 9.17 hereof as of the end of
                                -------------     ----
the Fiscal Year and most recent Fiscal Quarter covered in such Financial Statements; and, (ii) stating that, except as explained in reasonable detail in such certificate, (A) nothing has come to the attention of such officer that would lead such officer to believe that all of the representations, warranties and covenants of the Borrower contained in this Agreement and the other Loan Documents are not correct and complete as of the date of such certificate and
(B) no Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

          (f) No sooner than ninety (90) days and no less than thirty (30) days prior to the beginning of each Fiscal Year, projected consolidated and consolidating balance sheets, statements of income and expense, and statements of cash flow for CCI and the CCI Consolidated Group as at the end of and for each Fiscal Quarter of such Fiscal Year.

          (g) Promptly upon their becoming available, copies of each proxy statement, financial statement and report which LSB sends to its stockholders or files with the Securities and Exchange Commission.

          (h) Promptly after filing with the PBGC and the IRS a copy of each annual report or other filing filed with respect to each Plan of the Borrower or any Related Company.

          (i) Such additional, reasonable information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or the Subsidiaries.

          7.3   Notices to Lender. The Borrower shall notify the Lender in
                -----------------
writing of the following matters at the following times:

          (a) Within two Business Days after becoming aware of the existence of any Event of Default.

          (b) Within two Business Days after becoming aware that the holder of any Debt in excess of $1,000,000 has given notice or taken any action with respect to a claimed default.

          (c) Within five Business Days after a responsible officer of CCI becomes aware of any change which CCI deems to be a material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

          (d) Within five Business Days after a responsible officer of CCI becomes aware of any pending or threatened action, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which, in the opinion of such officer, would materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          (e) Within two Business Days after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower.

          (f) Within five Business Days after a responsible officer of CCI becomes aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, which, in the opinion of such officer, would materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          (g) Within five Business Days after a responsible officer of CCI becomes aware of any violation or any investigation of a violation by the Borrower of Environmental Laws which, in the opinion of such officer, would materially and adversely affect the Borrower's Property, Collateral, business, operation or condition (financial or otherwise).

          (h) Within five Business Days after a responsible officer of CCI becomes aware of any Termination Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or a Related Company's compliance with ERISA, which, in the opinion of such officer, would materially and adversely affect the Borrower's Property, business, operation or condition (financial or otherwise).

          (i) Thirty (30) days prior to any Borrower changing its name. Each notice given under this Section 7.3 shall describe the subject matter thereof in
                        -----------
reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

     8.   GENERAL WARRANTIES AND REPRESENTATIONS.
          --------------------------------------

          Each Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing in the exercise of its reasonable discretion:

          8.1   Authorization, Validity, and Enforceability of this Agreement
                -------------------------------------------------------------
and the Loan Documents. The Borrower has the corporate power and authority to
----------------------
execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or filing with, any Public Authority, and no consent of, any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for (a) those already duly obtained, (b) those required to perfect the Lender's Security Interest, and (c) the compliance with any of the conditions precedent set forth in Sections 10.4 and 10.11 hereof. This Agreement
                                  -------------     -----
and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any material mortgage, lease, agreement, or instrument to which the Borrower is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower.

          8.2   Validity and Priority of Security Interest.  The provisions of
                ------------------------------------------
this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens, securing all the Obligations and enforceable against the Borrower and all third parties.

          8.3   Organization and Qualification.  Each Borrower is duly
                ------------------------------
incorporated and organized and validly existing in good standing under the laws of the States of Oklahoma and Delaware; (ii) is qualified to do business as a foreign corporation and is in good standing in each state where, because of the nature of its activities or properties, such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Borrower; and (iii) has all requisite corporate power and authority to conduct its business and to own its Property.

          8.4   Corporate Name; Prior Transactions. The Borrower has not, during
                ----------------------------------
the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Exhibit E.
                                                               ---------

          8.5   Subsidiaries and Affiliates. Exhibit F is a correct and complete
                ---------------------------  ---------
list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates, which list may be amended by Borrower from time to time as LSB adds new or additional Subsidiaries or Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Exhibit F and (b) qualified to do business as a foreign corporation and in
   ---------
good standing in the states set forth opposite its name on Exhibit F, which are
                                                           ---------
the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business, except where the failure to so qualify would not have a material adverse effect on the CCI Consolidated Borrowing Group taken as a whole.

          8.6   Financial Statements and Projections.
                ------------------------------------

          (a) LSB has delivered to the Lender the audited consolidated balance sheet and related statements of income, retained earnings, statements of cash flows, and changes in stockholders' equity for LSB, as of December 31, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of LSB's independent certified public accountants. LSB has also delivered to the Lender the unaudited consolidated balance sheets and related statements of income and cash flows for LSB, as at September 30, 1997 and for the nine months and three months then ended. Such financial statements are attached hereto as Exhibit G-
                                                                     ---------
1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

          (b)   The Latest Forecasts, attached hereto as Exhibit G-2, represent
                                                         -----------
the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Forecasts have been or will be prepared on the basis of certain assumptions, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions; provided, however, that although such forecasts represent the Borrower's best estimate, the Borrower makes no representation that it will achieve such forecasts.

          8.7   Capitalization. LSB's authorized capital stock consists of (i)
                --------------
75,000,000 shares of Common Stock, par value $.10 per share; (ii) 250,000 shares of Preferred Stock, par value $100 per share; and (iii) 5,000,000 shares of Class C Preferred Stock, no par value. Climate Master's authorized capital stock consists of 1,000 shares of Common Stock, par value $1.00 per share.
IEC's authorized capital stock consists of 300 shares of Common Stock, par value $10.00 per share. EDC's authorized capital stock consists of 1,000 shares of Common Stock, par value $1.00 per share. Slurry's authorized capital stock consists of 1,000 shares of Common Stock, par value $1.00 per share.

          8.8   Solvency.  Each Borrower is solvent prior to and after giving
                --------
effect to the making of the Revolving Loans, and after taking into account Intercompany Accounts. If at any time any Borrower should become insolvent, LSB shall have a period of up to ten (10) Business Days after LSB learns of such Borrower's insolvency within which to recapitalize such Borrower in order to restore such Borrower to a solvent state.

          8.9   Title to Property.  Except for Permitted Liens, and except for
                -----------------
Property which the Borrower leases, the Borrower has, to its knowledge, good and marketable title in fee simple to the real property listed in Exhibit H and
                                                              ---------
good, indefeasible, and merchantable title to all of its other Property free of all Liens except Permitted Liens.

          8.10  Real Property; Leases. Exhibit H hereto is a correct and
                ---------------------  ---------
complete list of all real property owned by the Borrower, and all leases and subleases of real property by the Borrower as lessee or sublessee where Collateral is located. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no material default by any party to any such lease or sublease exists.

          8.11  Proprietary Rights. Exhibit B hereto is a correct and complete
                ------------------  ---------
list of all of the Proprietary Rights owned by Borrower. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Exhibit B. To the Borrower's knowledge, none of the Proprietary
             ---------
Rights infringes on or conflicts with any other Person's Property. The Proprietary Rights described on Exhibit B constitute all of the Property of such
                                ---------
type necessary to the current and anticipated future conduct of the Borrower's business.

          8.12  Trade Names and Terms of Sale. All trade names or styles under
                -----------------------------
which the Borrower will sell Inventory or create Accounts, or to which instruments in Payment of Accounts may be made payable, are listed on Exhibit I
                                                                      ---------
hereto. The terms of sale on which such sales of Inventory will be made are set forth on Exhibit I.
         ---------

          8.13  Litigation. Except as set forth on Exhibit J or as described in
                ----------                         ---------
the reports filed by LSB prior to the Closing Date with the Securities and Exchange Commission or in the Offering Memorandum, there is no pending or, to the Borrower's knowledge, threatened suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which would have a material adverse effect on the CCI Consolidated Group, taken as a whole, or (ii) involve damages or a claim for damages in excess of $1,000,000 and not fully covered by insurance.

          8.14  Labor Disputes. Except as set forth on Exhibit K or as described
                --------------                         ---------
in reports filed by LSB prior to the Closing Date with the Securities and Exchange Commission: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower; and (d) there is no pending or, to the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute which would have a material adverse effect on the CCI Consolidated Group, taken as a whole.

          8.15  Environmental Laws.  Except as disclosed on Exhibit M hereto or
                ------------------
as described in reports filed by LSB prior to the Closing Date with the Securities and Exchange

Commission or in the Offering Memorandum, and as hereafter disclosed by any Borrower to Lender in writing, and to each Borrower's knowledge:

          (a) All environmental permits, certificates, licenses, approvals, registrations and authorizations ("Permits") required under all Environmental Laws in connection with the business of the Borrower have been obtained, unless the failure to obtain such Permits would not have a material adverse effect on the CCI Consolidated Group, taken as a whole;

          (b) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity with respect to any generation, treatment, storage, recycling, transportation or disposal of any hazardous or toxic waste (including petroleum products and radioactive materials) generated or used ("Hazardous Substances") by the Borrower, which would have a material adverse effect on the CCI Consolidated Group, taken as a whole;

          (c) Borrower has not received any request for information that is likely to lead to a claim, any notice of claim, demand or other notification that the Borrower is or may be potentially responsible with respect to any clean up of any threatened or actual release of any Hazardous Substance;

          (d) There are no underground storage tanks, active or abandoned, at any property now owned, operated or leased by the Borrower.

          (e) Borrower has not knowingly transported any Hazardous Substances to any location which is listed on the National Priority List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), which is the subject of any federal or state enforcement actions which may lead to claims against Borrower for clean up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA which would have a material adverse effect on the CCI Consolidated Group, taken as a whole.

          (f) No written notification of a release of Hazardous Substance has been filed by or on behalf of the Borrower or in relation to any Property now owned, operated or leased by the Borrower or previously owned, operated or leased by the Borrower at the time such property was so owned, operated or leased. No such Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or clean up.

          (g) There are no environmental Liens on any material properties owned or leased by the Borrower and no governmental actions have been taken or are in process or pending which could subject any of such Properties to such Liens.

          (h) The Borrower shall promptly forward a copy to Lender of any environmental written inspections, investigations or studies prepared by or to be prepared by the Borrower relating to Properties now owned, operated or leased by the Borrower; provided, however, that Borrower makes no representation or warranty with respect to environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of Lender.

          8.16  No Violation of Law.  Except as disclosed in Exhibit J or in
                -------------------                          ---------
reports filed by LSB prior to the Closing Date with the Securities and Exchange Commission or the Offering Memorandum, to the Borrower's knowledge, the Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would have a material adverse effect on the CCI Consolidated Group, taken as a whole.

          8.17  No Default. The Borrower is not in default with respect to any
                ----------
note, loan agreement, mortgage, lease, or other agreement to which the Borrower is a party or bound, where the amount owed by Borrower under such note, loan agreement, mortgage, lease, or other agreement exceeds $750,000.

          8.18  Plans.  Each Plan has been maintained at all times in
                -----
compliance, in all material respects, with its provisions and applicable law, including, without limitation, compliance with the applicable provisions of ERISA and the Code. All Pension Plans are listed on Exhibit L, and those, if
                                                    ---------
any, which are a Multi-employer Plan are designated as such, and a copy of each such Pension Plan which has been requested in writing by Lender has been furnished to Lender. Except as set forth on Exhibit L, no Pension Plan has
                                            ---------
incurred any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, which would have a material adverse effect on the CCI Consolidated Borrowing Group, taken as a whole. Except as set forth on Exhibit L, each Pension Plan, which is intended to
                              ---------
be a qualified Pension Plan under Section 401(a) of the Code, as currently in effect has received a favorable determination letter from the Internal Revenue Service finding that the current form of the Plan is qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code. The Borrower has not incurred any liability to the PBGC other than the payment of premiums, and there are no premium payments which have become due, are unpaid, and the non-payment of which would have a material adverse effect on the CCI Consolidated Group. Neither LSB nor any of its Subsidiaries, nor any fiduciary of or trustee to any Plan has breached any of the responsibilities, obligations or duties imposed on it under the terms of the Plan or by ERISA with respect to any Plan the breach of which would have a material adverse effect on the CCI Consolidated Group, taken as a whole. The Borrower or LSB has established reserves on its books to provide for the benefits earned and other liabilities accrued under each such Plan in amounts sufficient to substantially provide for such benefits and liabilities which have not been funded through the trust, if any, established for such Plan.

          8.19  Taxes. Each Borrower has filed all tax returns and other reports
                -----
which it was required by law to file on or prior to the date hereof and has paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its Property, income, or franchise, that are due and payable, except such Taxes which are being contested in good faith and for which appropriate reserves have been established in connection therewith, or for which an extension as to the date of filing has been authorized.

          8.20  Use of Proceeds. None of the transactions contemplated in this
                ---------------
Agreement (including, without limitation, the use of certain proceeds from such loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          8.21  Private Offerings. Borrower has not, directly or indirectly,
                -----------------
offered the Revolving Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Revolving Loan or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

          8.22  Broker's Fees.  Borrower represents and warrants to Lender that,
                -------------
with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission as a result of acts by the Borrower and Borrower agrees to indemnify and hold Lender harmless against any and all such claims if such claim is due to the acts of the Borrower.

          8.23  No Material Adverse Change. Except as disclosed in the Offering
                --------------------------
Memorandum or in the written materials delivered to Lender at a meeting held with Borrower on October 7, 1997, no material adverse change has occurred in the Property, business, operations, or conditions (financial or otherwise) of the CCI Consolidated Group, taken as a whole, since the date of the most recent Financial Statements delivered to the Lender.

          8.24  Debt. After giving effect to the making of each Revolving Loan,
                ----
the Borrower has no Debt except Permitted Debt.

     9.   AFFIRMATIVE AND NEGATIVE COVENANTS.  Each Borrower covenants that, so
          ----------------------------------
long as any of the Obligations remain outstanding or this Agreement is in effect:

          9.1   Taxes and Other Obligations.  The Borrower, no later than ten
                ---------------------------
days after such payments become due, shall: (a) file when due (including extensions) all tax returns and other reports which it is required to file, pay when due all taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay all Debt owed by it within normal business terms and consistent with past practices; provided, however,
                                                          --------  -------
that the Borrower need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

          9.2   Corporate Existence and Good Standing.  The Borrower shall
                -------------------------------------
maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, except where the failure to so qualify would not have a material adverse effect on the Borrower, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

          9.3   Maintenance of Property and Insurance.  The Borrower shall:  (a)
                -------------------------------------
maintain all of its Property necessary and material in its business in good operating condition and repair, ordinary wear and tear excepted, provided, however, that Borrower shall have a period of ten (10) days after learning that repair is necessary within which to repair any Property which has not been so maintained before an Event of Default shall be deemed to have occurred; and (b) in addition to the insurance required by Section 6.7, maintain with financially
                                         -----------
sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, public liability, product liability, and larceny, embezzlement or other criminal misappropriation), and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy as to the Collateral.

          9.4   Environmental Laws.  Except as disclosed to Lender in writing
                ------------------
prior to the Closing Date in connection with Section 8.15, the Borrower will use
                                             ------------
all reasonable efforts to conduct its business in substantial compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any noncompliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever there is potential noncompliance with any Environmental Laws, the Borrower shall, at the Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the Borrower's noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a Supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall materially change.

          9.5   Mergers, Consolidations, Acquisitions, or Sales.  The Borrower
                -----------------------------------------------
shall not enter into any transaction of merger, reorganization, or consolidation in which the Borrower is not the survivor, or transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) sales of Inventory in the ordinary course of its business, or (ii) after thirty (30) days prior written notice to Lender, mergers or consolidations of any Borrower into any other Borrower or the sale of all or substantially all of the assets of any Borrower to any other Borrower.

          9.6   Guaranties. The Borrower shall not make, issue, or become liable
                ----------
on any secured Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit.

           9.7  Debt.  The Borrower shall not incur or maintain any Debt other
                ----
than Permitted Debt.

          9.8  Prepayment.  The Borrower shall not voluntarily prepay any Debt,
               ----------
except the Obligations in accordance with the terms of this Agreement or pursuant to Section 10.8 hereof.
            ------------

          9.9  Transactions with Affiliates.  Except (a) as set forth below, or
               ----------------------------
(b) as set forth in Section 9.14 hereof, or (c) transactions described in the
                    ------------
"Certain Relationships and Related Transactions" section of the Offering Memorandum, or (d) as otherwise provided in this Agreement, the Borrower shall not sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any secured Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, except nothing contained herein shall limit or restrict the Borrower from (i) performing any agreements entered into with an Affiliate prior to the date hereof, or (ii) engaging in other transactions with Affiliates in the normal course of business, in amounts and upon terms disclosed to the Lender, and which are no less favorable to the Borrower than would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate. Subject to applicable law, the CCI Borrower Subsidiaries, CCI and the CCI Guarantor Subsidiaries may borrow any amounts from each other and repay such amounts on terms agreed to between them without any limitations.

          9.10 Plans and Compensation. The Borrower shall not take any action,
               ----------------------
or shall fail to take any action, that will cause or be reasonably expected to cause any representation or warranty contained in Section 8.18 (other than the
                                                  ------------
listing of Pension Plans on Exhibit L), if made on and again as of any date on
                            ---------
or after the date of this Agreement, to not be true and, without limitation and without excusing such violation, if such a prohibited action or inaction occurs or fails to occur, Borrower shall notify Lender in writing of the nature of the resulting consequences or expected consequences, and a description of the action Borrower or any Subsidiary is taking or proposing to take with respect thereto and, when known, any action taken by the Internal Revenue Service of the Department of Labor, or the PBGC, with respect thereto.

          9.11 Business Conducted. The Borrower shall not engage, directly or
               ------------------
indirectly, in any line of business which materially differs from the business in which the Borrower is engaged on the Closing Date.

          9.12 Liens. The Borrower shall not create, incur, assume, or permit to
               -----
exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

          9.13 New Subsidiaries. The Borrower shall not, directly or indirectly,
               ----------------
organize or acquire any new subsidiary which would have an interest in the Collateral.

          9.14 Distributions and Restricted Investments. Borrower shall not (a)
               ----------------------------------------
directly or indirectly declare or make, or incur any liability to make, any Distribution, or (b) make any Restricted Investments, except: (i) Borrower may make and receive Distributions and Restricted Investments to and from CCI, the other CCI Borrower Subsidiaries, the CCI Guarantor Subsidiaries, and all other members of the LSB Consolidated Borrowing Group; (ii) in addition to (i) above, each Borrower may make Restricted Investments to any subsidiary of LSB other than to CCI and the members of the LSB Consolidated Borrowing Group, provided, however, that (other than Restricted Investments permitted under section (i) above to CCI and the members of the LSB Consolidated

Borrowing Group) the sum of all such Restricted Investments from each such Borrower and all other members of the LSB Consolidated Borrowing Group shall not exceed $200,000 in the aggregate per annum; (iii) each Borrower may make Restricted Investments in Affiliates outstanding as of the date hereof; and (iv) each Borrower may make other Restricted Investments constituting Acquisitions not otherwise permitted above in this Section as long as such Restricted Investments when aggregated with all other Restricted Investments for the same Acquisition from all members of the LSB Borrowing Group do not exceed $2,000,000 in cash investments and issued and/or assumed interest-bearing debt per Acquisition and $10,000,000 in cash investments and issued and/or assumed interest-bearing debt in the aggregate for all such Acquisitions per annum; provided, however, that interest-bearing debt of the acquired company which Lender in its sole and absolute discretion agrees to refinance as a working capital facility shall not be included in the $2,000,000 and the $10,000,000 limitations; and further provided that nothing in this subsection (iv) shall be construed to imply Lender's willingness in advance to provide any such refinancing, and (v) CCI may make the Distributions described on Schedule 10.8.
                                                                 -------------
Notwithstanding any provision to the contrary contained herein, the Account currently owing to EDC by its Affiliate, TES, may be converted to preferred stock to be owned and controlled by EDC.

          9.15 Capital Expenditures. Borrower shall not make or incur any
               --------------------
Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the CCI Borrower Subsidiaries during the Fiscal Year ending December 31, 1997 and during each Fiscal Year ending thereafter would exceed $6,000,000.

          9.16 CCI Adjusted Tangible Net Worth.  The CCI Adjusted Tangible
               -------------------------------
Net Worth will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal Years:

     Fiscal Quarters in the
     Following Fiscal Years        1st Quarter       2nd Quarter       3rd Quarter       4th Quarter
     ----------------------        -----------       -----------       -----------       -----------
     Fiscal Year Ending
     December 31, 1997                                                                   $21,000,000

     Fiscal Year Ending
     December 31, 1998             $23,500,000       $27,000,000       $27,500,000       $27,400,000

     Fiscal Year Ending
     December 31, 1999             $29,000,000       $33,200,000       $36,500,000       $45,300,000

     Fiscal Year Ending
     December 31, 2000             $49,200,000       $55,400,000       $60,500,000       $65,500,000

     Each Fiscal Quarter during each Fiscal Year ending thereafter:    $65,500,000

          9.17 Debt Ratio. The ratio of Debt of the CCI Consolidated Group to
               ----------
the CCI Adjusted Tangible Net Worth will not be greater than the following ratios at the end of each of the Fiscal Quarters during the following Fiscal Years :

     Fiscal Quarters in the
     Following Fiscal Years        1st Quarter       2nd Quarter       3rd Quarter       4th Quarter
     ----------------------        -----------       -----------       -----------       -----------
     Fiscal Year Ending
     December 31, 1997                                                                         7.9:1

     Fiscal Year Ending
     December 31, 1998                  7.58:1            6.33:1            6.17:1            6.10:1

     Fiscal Year Ending
     December 31, 1999                  6.30:1            5.40:1            4.70:1            3.80:1

     Fiscal Year Ending
     December 31, 2000                  3.50:1            3.00:1            2.70:1            2.50:1

     Each Fiscal Quarter during each Fiscal Year ending thereafter:         2.50:1

          9.18 Further Assurances. Each Borrower shall execute and deliver, or
               ------------------
cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     10.  CLOSING; CONDITIONS TO CLOSING. The Lender will not be obligated to
          ------------------------------
make any Loans or issue any Letters of Credit at the Closing unless the following conditions precedent have been satisfied as reasonably determined by the Lender:

          10.1 Representations and Warranties; Covenants; Events. Each
               -------------------------------------------------
Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete as of the Closing Date; each Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with on or before the Closing Date; and there shall exist no Event of Default on the Closing Date.

          10.2 Delivery of Documents. Each Borrower shall have delivered, or
               ---------------------
cause to be delivered, to the Lender the documents listed on Exhibit N hereto
                                                             ---------
and such other documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

          10.3 Required Approvals. The Lender shall have received certified
               ------------------
copies of all consents or approvals of any Public Authority or other Person which the Lender reasonably determines is required in connection with the transactions contemplated by this Agreement.

          10.4 No Material Adverse Change. There shall have occurred no material
               --------------------------
adverse change in the Borrower's, LSB's, and the Subsidiaries' business or financial condition or in the Collateral taken as a whole, since September 30, 1997, except as disclosed to Lender in the written materials delivered to Lender at a meeting held with Borrower on October 7, 1997, and the Lender shall have received a certificate of Borrower's and LSB's chief executive officer to such effect.

          10.5 Proceedings. All proceedings to be taken in connection with the
               -----------
transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

          10.6 Legal Opinions.  The Lender shall have received from counsel to
               --------------
the Borrower such legal opinions as the Lender may reasonably require with respect to the Loan Documents.

          10.7 September 30, 1997 Quarterly Financial Statements. The Lender
               -------------------------------------------------
shall have received LSB's and the Subsidiaries' consolidated September 30, 1997, unaudited quarterly financial statements.

          10.8 CCI Bond Offering. CCI will have raised at least $100,000,000 in
               -----------------
Bond Debt, less commissions and discounts, part of the proceeds of which will have been used to repay all Debt owed to John Hancock, with the remaining proceeds to be distributed as set forth on Schedule 10.8 hereof.
                                           -------------

          10.9 Conditions Precedent to Each Loan. The obligation of the Lender
               ---------------------------------
to make each Revolving Loan or to provide for the issuance of any Letter of Credit after the Closing and after the initial Revolving Loans on the Closing Date are made, shall be subject to the further conditions precedent that on the date of any such extension of credit, the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of the Borrower, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is no longer correct and the reason therefor and the Lender has explicitly accepted in writing such disclosure in the exercise of its reasonable discretion; and

               (ii) No Event has occurred and is continuing, or would result from such extension of credit, which constitutes an Event of Default.

     11.  DEFAULT; REMEDIES.
          -----------------

          11.1 Events of Default. It shall constitute an event of default
               -----------------
("Event of Default") if any one or more of the following shall occur for any
  ----------------
reason:

          (a) any failure by Borrower to make payment of principal, interest, fees or premium on any of the Obligations when due;

          (b) any representation or warranty made by any Borrower or CCI in this Agreement, or in any of the other Loan Documents, or, in any Financial Statement, or any certificate furnished by any Borrower or CCI at any time to the Lender shall prove to be untrue in any material respect as of the date when made or furnished;

          (c) default by Borrower or CCI shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, or in any of the other Loan Documents, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender other than as a direct result of any conduct solely on the part of the Lender;

          (d) any default by Borrower or CCI under any material agreement or instrument (other than an agreement or instrument evidencing the lending of money), which default would have a material adverse effect on CCI and the CCI Borrower Subsidiaries, taken as a whole, and such default continues for thirty
(30) days after such breach first occurs; provided, however, that such grace period shall not apply, and an Event of Default shall exist, promptly upon such breach, if such breach may not, in Lender's reasonable determination, be cured by Borrower during such thirty (30) day grace period;

          (e) any default by any Borrower in any payment of principal of or interest on any indebtedness (other than the Obligations) for borrowed money where the then outstanding amount exceeds $500,000 beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if (i) the effect of such default is to cause or permit the holder or holders of such obligation to cause, such obligation to become due prior to its stated maturity, and (ii) the effect of such default would have a material adverse effect on the Borrower.

          (f) any Borrower or CCI shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or any Borrower shall take any corporate action to authorize any of the actions set forth above in this Subsection
                                                               ----------
11.1(f).
-------

          (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced against any Borrower or CCI seeking reorganization, arrangement or readjustment of such Borrower's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unvacated for a period of sixty (60) days;

          (h) a receiver, assignee, liquidator, trustee or similar officer for any Borrower or CCI or for all or substantially all of its Property shall be appointed involuntarily;

          (i) any Borrower or CCI shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except if one Borrower merges or consolidates with another Borrower;

          (j) the CCI Guaranty or any Guaranty executed by any of the CCI Guarantor Subsidiaries shall be terminated, revoked or declared void or invalid other than by an action undertaken by Lender;

          (k) one or more final judgments for the payment of money aggregating in excess of $1,000,000 (not covered by insurance) shall be rendered against any of the CCI Borrower Subsidiaries or CCI, and such other entity shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom or reach a negotiated settlement in connection therewith;

          (l) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the CCI Consolidated Group take as a whole; or (ii) is material in amount and is not adequately covered by insurance;

          (m) CCI ceases to control each Borrower (the term control having the meaning given to it in the definition of Affiliate herein);

          (n) any event or condition shall occur, or exist with respect to a Plan that would, in the Lender's reasonable judgment, subject the Borrower to any tax, penalty or other liabilities under the terms of the Plan, under ERISA or under the Code which in the aggregate are material in relation to the business, operations, Property or financial or other condition of the CCI Consolidated Group taken as a whole;

          (o) there occurs after the date hereof an Ownership Change (as defined below) in LSB. For purposes of this Agreement, an "Ownership Change" in LSB is deemed to have occurred if any Person (except Jack E. Golsen, members of his Immediate Family [as defined below] and any entity controlled by Jack E. Golsen or members of his Immediate Family), together with such Person's affiliates and associates, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding Common Stock of LSB. The term "Immediate Family" of any Person means the spouse, siblings, children, mothers and mothers-in-law, fathers and fathers-in-law, sons and daughters-in-law, daughters and sons-in-law, nieces, nephews, brothers and sisters-in-law, sisters and brothers -in-law; and

          (p) any "event of default" (as such term is defined in the Bond Indenture) occurs under the Bond Indenture or any of the Notes issued in connection therewith.

          11.2 Remedies.
               --------

          (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (ii) terminate this Agreement; (iii) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g), or 11.1(h), all Obligations shall
             -------------------------------------
automatically become immediately due and payable); and (iv) pursue its other rights and remedies under the Loan Documents and applicable law. The foregoing shall not be construed to limit the Lender's discretion to take the actions described in clause (i) of this subparagraph (a) at any other time.

          (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or, the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 13.10. If any Collateral is sold on terms
                            -------------
other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Following the occurrence of an Event of Default that is continuing, the Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit, as long as such does not violate in any manner such other loan agreements that may be in place at such time. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

          (c) If an Event of Default occurs and is continuing, the Borrower hereby waives: (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

          (d) If the Lender terminates this Agreement upon an Event of Default that has not been cured or otherwise waived to Lender's satisfaction, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Article 12 if this Agreement had been terminated on that date
              ----------
pursuant to the Borrower's election.

     12.  TERM AND TERMINATION.  The term of this Agreement shall extend until
          --------------------
December 31, 2000 (the "Termination Date"). This Agreement shall automatically be renewed thereafter for successive terms of thirteen (13) months each, unless this Agreement is terminated as provided below. The Lender and the Borrower shall each have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term or any renewal periods if:
(a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) except as otherwise provided herein, it pays the Lender, on or prior to the effective date of termination, one percent (1%) of the average daily balance of the Revolving Loans and Letters of Credit outstanding under this Agreement for the preceding one hundred eighty day (180) day period (or from the Closing Date up to and including the date of termination if less than one hundred eighty (180) days from the Closing Date) if such termination is made on or prior to the Termination Date. The Lender may also terminate this Agreement without notice upon an Event of Default that has not been cured or otherwise waived to Lender's satisfaction. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

     13.  MISCELLANEOUS.
          -------------

          13.1 Cumulative Remedies; No Prior Recourse to Collateral. The
               ----------------------------------------------------
enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

          13.2 No Implied Waivers. No act, failure or delay by the Lender shall
               ------------------
constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement, or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

          13.3   Severability.  If any provision of this Agreement shall be
                 ------------
prohibited or invalid, under applicable law, it shall be effective only to such extent, without invalidating the remainder of this Agreement.

          13.4   Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE
                 -------------
IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.

          13.5   Consent to Jurisdiction and Venue; Service of Process.
                 -----------------------------------------------------

          The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the appropriate court of the State of Oklahoma for Oklahoma County, or in the United States District Court for the Western District of Oklahoma, and each Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

          13.6   Survival of Representations and Warranties.  All of the
                 ------------------------------------------
Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents, but after the Closing Date it is recognized that such representations and warranties may be amended from time to time during the term of this Agreement by written agreement between the Borrower to the Lender due to changes in circumstances.

          13.7   Indemnification. EACH BORROWER HEREBY INDEMNIFIES, DEFENDS AND
                 ---------------
HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR

PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING, EXCEPT THAT THIS INDEMNIFICATION SHALL NOT APPLY TO ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, OR COUNSEL IF SUCH IS DUE TO AND ARISES FROM OR IN CONNECTION WITH THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THEM OR THE INTENTIONAL AND WRONGFUL BREACH OF THIS AGREEMENT BY LENDER. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such reasonable expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 13.7 may be unenforceable because it
                                    ------------
is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

          13.8 Other Security and Guaranties. The Lender may, without, notice or
               -----------------------------
demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the repayment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

          13.9 Fees and Expenses. The Borrower shall pay to the Lender on demand
               -----------------
all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender including, without limitation, a reasonable estimate of the allocable cost of in-house counsel; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements including, without limitation, a reasonable estimate of the allocable cost of in-house counsel) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) fees and other charges for recording and filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower was obligated to pay or take under the Loan Documents but failed to pay or take; (f) the expenses of $500 per Lender's auditor per audit day plus actual costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals, for inspections of the Collateral and the Borrower's operations by the Lender's agents up to three times per year and whenever an Event of Default exists; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrower is required to pay under the Letter of Credit Agreement; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses (including attorneys' and paralegals' fees and disbursements and including, without limitation, a reasonable estimate of the allocable cost of in-house counsel) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans.

          13.10  Notices. All notices, demands and requests that either party is
                 -------
required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:       BankAmerica Business Credit, Inc.
                             55 North Lake Avenue, Suite 900
                             Pasadena, California  91101
                             Attn:  Ms. Joyce White
                                Executive Vice President, West Division Manager

     with a copy to:         Bank of America - Business Credit Legal Dept.
                             10124 Old Grove Road
                             San Diego, California  92131
                             Attn:  Thomas G. Montgomery, Esq.
                                Assistant General Counsel

     and with a copy to:     Jenkens & Gilchrist, A Professional Corporation
                             1445 Ross Avenue, Suite 3200
                             Dallas, Texas  75201
                             Attn:  Linda D. Sartin, Esq.

     If to the Borrower:     ClimaChem, Inc.
                             Post Office Box 754
                             Oklahoma City, Oklahoma  73101
                             Attn:  Mr. Jack E. Golsen
                                President

     and with a copy to:     Conner & Winters
                             One Leadership Square
                             211 North Robinson, Suite 1700
                             Oklahoma City, Oklahoma  73102-7101
                             Attn: Irwin H. Steinhorn, Esq.

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

          13.11  Waiver of Notices. Unless otherwise expressly provided herein,
                 -----------------
the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate and notice of acceleration, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any further notice or demand in the same, similar or other circumstances.

          13.12  Binding Effect; Assignment; Disclosure. The provisions of this
                 --------------------------------------
Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto: provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof. The Borrower agrees that the Lender may use the Borrower's name in advertising and promotional materials and in conjunction therewith disclose the general terms of this Agreement.

          13.13  Modification. THIS AGREEMENT IS INTENDED BY THE BORROWER AND
                 ------------
THE LENDER TO BE THE FINAL, COMPLETE, AND EXCLUSIVE EXPRESSION OF THE AGREEMENT BETWEEN THEM. THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR ORAL OR WRITTEN AGREEMENTS RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE, OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER AND A DULY AUTHORIZED OFFICER OF THE LENDER.

          13.14  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          13.15  Captions.  The captions contained in this Agreement are for
                 --------
convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

          13.16  Right of Set-Off. Whenever an Event of Default exists the
                 ----------------
Lender is hereby authorized at any time and from time to time, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender or any affiliate of the Lender and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          13.17  Participating Lender's Security Interests. If a Participating
                 -----------------------------------------
Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including, the right of set-off, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the, same right of set-off, to the extent of the Participating Lender's participation in the Obligations under this Agreement, as it would have if it were a direct lender.

          13.18  WAIVER OF JURY TRIAL. LENDER AND EACH BORROWER ACKNOWLEDGE AND
                 --------------------
AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT GROWING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT JURY. TRIAL BY A JUDGE SITTING WITHOUT A JURY WILL FURTHER RESULT IN THE AVOIDANCE OF DELAYS, A STREAMLINING OF THE PROCEEDINGS INVOLVED AND, AS A RESULT, WILL MINIMIZE THE EXPENSE OF ANY SUCH LAWSUIT FOR THE BENEFIT OF BORROWER AND LENDER. BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SET-OFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS (EXCEPT FOR COMPULSORY COUNTERCLAIMS) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER, AND THE LENDER. BORROWER HEREBY CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          13.19  AMENDMENT AND RESTATEMENT. THIS AGREEMENT AMENDS, EXTENDS AND
                 -------------------------
RESTATES IN ITS ENTIRETY THE ORIGINAL LOAN AGREEMENTS. THE EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH DOES NOT EXTINGUISH THE INDEBTEDNESS OUTSTANDING IN CONNECTION THEREWITH NOR DOES IT CONSTITUTE A NOVATION WITH RESPECT TO THE INDEBTEDNESS OUTSTANDING IN CONNECTION WITH THE ORIGINAL LOAN AGREEMENTS. EACH BORROWER REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE ORIGINAL LOAN AGREEMENTS OR ANY OTHER LOAN DOCUMENTS. EACH BORROWER WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE CLOSING DATE.

          13.20  CROSS-COLLATERALIZATION AND CROSS-GUARANTIES. EACH BORROWER
                 --------------------------------------------
UNDER THIS AGREEMENT HEREBY IRREVOCABLY, ABSOLUTELY, AND UNCONDITIONALLY GUARANTEES THE FULL AND PROMPT PAYMENT TO LENDER WHEN DUE, WHETHER BY ACCELERATION OR OTHERWISE, OF ANY AND ALL OBLIGATIONS OF EACH OTHER BORROWER UNDER THIS AGREEMENT, WHETHER SUCH OBLIGATIONS EXIST NOW OR ARE HEREAFTER INCURRED. IN ADDITION ALL INDEBTEDNESS, OBLIGATIONS, AND LIABILITIES OWING AND WHICH MAY HEREAFTER BE OWING TO LENDER UNDER THIS AGREEMENT, BY ANY OF THE CCI BORROWER SUBSIDIARIES, JOINTLY AND SEVERALLY OR BY ANY INDIVIDUAL MEMBER OF THE CCI BORROWER SUBSIDIARIES UNDER THIS AGREEMENT, SHALL BE SECURED BY ALL OF THE COLLATERAL FROM TIME TO TIME GRANTED TO LENDER PURSUANT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND/OR DELIVERED IN CONNECTION HEREWITH, AND LENDER MAY HOLD AND APPLY AND REAPPLY ALL MONEY, PROPERTY AND OTHER SUCH COLLATERAL AT ANY TIME RECEIVED BY LENDER IN PAYMENT OF ANY INDEBTEDNESS, OBLIGATIONS OR LIABILITIES OF THE CCI BORROWER SUBSIDIARIES OR ANY MEMBER THEREOF UNDER THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND/OR DELIVERED IN CONNECT HEREWITH.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                  "BORROWER":

                                  CLIMATE MASTER, INC.

                                  By:___________________________________________
                                          David R. Goss
                                          Vice President


                                  INTERNATIONAL ENVIRONMENTAL CORPORATION


                                  By:___________________________________________
                                          David R. Goss
                                          Vice President


                                  EL DORADO CHEMICAL COMPANY


                                  By:___________________________________________
                                  Name:  David R. Goss
                                  Title: Vice President

                                  SLURRY EXPLOSIVE CORPORATION

                                  By:___________________________________________
                                         David R. Goss
                                         Vice President

                                  "LENDER":

                                  BANKAMERICA BUSINESS CREDIT, INC.


                                  By:___________________________________________
                                         Daniel J. Ujfalusy
                                         Senior Vice President

                           EXHIBITS TO LOAN AGREEMENT
                           --------------------------


EXHIBIT A        -         Permitted Liens

EXHIBIT B        -         Proprietary Rights

EXHIBIT C        -         Guarantor Subsidiaries

EXHIBIT D        -         List of Borrower's Locations

EXHIBIT E        -         Corporate History

EXHIBIT F        -         Subsidiaries and Affiliates

EXHIBIT G-1-   Financial Statements

EXHIBIT G-2-   Pro Forma Financial Statements

EXHIBIT H        -         Real Property Descriptions:  Premises

EXHIBIT I        -         Trade Names, Trade Styles, Terms of Sale

EXHIBIT J        -         Pending Litigation

EXHIBIT K        -         Labor Matters

EXHIBIT L        -         ERISA Matters

EXHIBIT M        -         Schedule of Environmental Matters

EXHIBIT N        -         Closing Documents

EXHIBIT O        -         Letter of Credit Financing Agreement - Supplement to
                           Amended and Restated Loan and Security Agreement

EXHIBIT P        -         Notice of Borrowing

Schedule 10.9    Distribution of Bond Proceeds